Exhibit 4.1

                                                                  Execution Copy
                                                                  --------------








                      ------------------------------------

                         ESI TRACTEBEL ACQUISITION CORP.
                                     Issuer

                              NORTHEAST ENERGY, LP
                             Borrower and Guarantor


                              NORTHEAST ENERGY, LLC


                              SERIES A AND SERIES B

                          7.99% SECURED BONDS DUE 2011

                            ------------------------


                                    INDENTURE

                          Dated as of February 19, 1998

                            ------------------------

                       STATE STREET BANK AND TRUST COMPANY
                          Trustee and Collateral Agent

                                 --------------

                             CROSS-REFERENCE TABLE*


Trust IndentureAct Section                                                                        Indenture Section

310 (a)(1).....................................................................................................7.10
310 (a)(2) ....................................................................................................7.10
310 (a)(3).....................................................................................................N.A.
310 (a)(4).....................................................................................................N.A.
310 (a)(5).....................................................................................................7.10
310 (b)........................................................................................................7.03
310 (c)........................................................................................................N.A.
311 (a)........................................................................................................7.11
311 (b)........................................................................................................7.11
311 (c)........................................................................................................N.A.
312 (a)........................................................................................................2.05
312 (b).......................................................................................................13.03
312 (c).......................................................................................................13.03
313 (a)........................................................................................................7.06
313 (b)(1)....................................................................................................11.02
313 (b)(2).....................................................................................................7.06
313 (c)........................................................................................................7.06
       .......................................................................................................11.02
313 (d)........................................................................................................7.06
314 (a)........................................................................................................4.03
314 (b)................................................................................................10.02, 11.04
314 (c)(1)....................................................................................................11.04
314 (c)(2)....................................................................................................11.04
314 (c)(3).....................................................................................................7.02
314 (d)..................................................................................10.03, 10.04, 10.05, 11.04
314 (e).......................................................................................................13.05
314 (f)..........................................................................................................NA
315 (a)........................................................................................................7.01
315 (b).................................................................................................7.05, 11.02
315 (c)........................................................................................................7.01
315 (d)........................................................................................................7.01
315 (e)........................................................................................................6.11
316 (a)(last sentence).........................................................................................2.09
316 (a)(1)(A)..................................................................................................6.05
316 (a)(1)(B)..................................................................................................6.04
316 (a)(2).....................................................................................................N.A.
316 (b)........................................................................................................6.07
316 (c)........................................................................................................2.12
317 (a)(1).....................................................................................................6.08
317 (a)(2).....................................................................................................6.09
317 (b)........................................................................................................2.04
318 (a).......................................................................................................11.01
318 (b)........................................................................................................N.A.
318 (c).......................................................................................................11.01

------------------
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

   Section 1.01. Definitions......................................................................................1

   Section 1.02. Other Definitions...............................................................................13

   Section 1.03. Incorporation by Reference of Trust Indenture Act...............................................13

   Section 1.04. Rules of Construction...........................................................................14


ARTICLE 2. THE BONDS.............................................................................................14

   Section 2.01. Form and Dating.................................................................................14

   Section 2.02. Execution and Authentication....................................................................16

   Section 2.03. Registrar and Paying Agent......................................................................16

   Section 2.04. Paying Agent to Hold Money in Trust.............................................................17

   Section 2.05. Holder Lists....................................................................................17

   Section 2.06. Transfer and Exchange...........................................................................17

   Section 2.07. Replacement Bonds...............................................................................30

   Section 2.08. Outstanding Bonds...............................................................................30

   Section 2.09. Treasury Bonds..................................................................................31

   Section 2.10. Temporary Bonds.................................................................................31

   Section 2.11. Cancellation....................................................................................31

   Section 2.12. Defaulted Interest..............................................................................32


ARTICLE 3. REDEMPTION AND PREPAYMENT.............................................................................32

   Section 3.01. Notices to Trustee..............................................................................32

   Section 3.02. Selection of Bonds to Be Redeemed or Repurchased................................................32

   Section 3.03. Notice of Redemption............................................................................33

   Section 3.04. Effect of Notice of Redemption..................................................................33

   Section 3.05. Deposit of Redemption Price.....................................................................34



   Section 3.06. Bonds Redeemed in Part..........................................................................34

   Section 3.07. Optional Redemption.............................................................................34

   Section 3.08. Mandatory Redemption............................................................................35

   Section 3.09. Extraordinary mandatory redemption..............................................................35


ARTICLE 4. COVENANTS.............................................................................................35

   Section 4.01. Payment of Bonds................................................................................35

   Section 4.02. Maintenance of Office or Agency.................................................................36

   Section 4.03. Reports.........................................................................................36

   Section 4.04. Compliance Certificate..........................................................................38

   Section 4.05. Taxes...........................................................................................38

   Section 4.06. Stay, Extension and Usury Laws..................................................................39

   Section 4.07. Restricted Payments.............................................................................39

   Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries..................................40

   Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock......................................40

   Section 4.10. Limitations on Project Indebtedness.............................................................41

   Section 4.11. Transactions with Affiliates....................................................................42

   Section 4.12. Liens...........................................................................................42

   Section 4.13. Business Activities.............................................................................42

   Section 4.14. Corporate Existence.............................................................................43

   Section 4.15. Offer to Repurchase Upon Change of Control......................................................43

   Section 4.16. No Senior Subordinated Debt.....................................................................45

   Section 4.17. Amendments to, and assignments of, project documents............................................45

   Section 4.18. Compliance......................................................................................45

   Section 4.19. Maintaining Rights under Project Documents......................................................46

   Section 4.20. Partnership Distributions.......................................................................46

   Section 4.21. Limitation on Issuances of Guarantees of and indemnities........................................46


   Section 4.22. Limitations on Loans and Advances...............................................................47

   Section 4.23. Payments for Consent............................................................................47

   Section 4.24. Additional Bond Guarantees......................................................................47

   Section 4.25. regulatory limitations..........................................................................47

   Section 4.26. Limitations on Investments......................................................................48

   Section 4.27. Auditor.........................................................................................48

   Section 4.28. Use of Proceeds.................................................................................48


ARTICLE 5. SUCCESSORS............................................................................................48

   Section 5.01. Merger, Consolidation, or Sale of Assets........................................................48

   Section 5.02. Successor Corporation Substituted...............................................................49


ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................49

   Section 6.01. Events of Default...............................................................................49

   Section 6.02. Acceleration....................................................................................51

   Section 6.03. Other Remedies..................................................................................52

   Section 6.04. Waiver of Past Defaults.........................................................................52

   Section 6.05. Control by Majority.............................................................................52

   Section 6.06. Limitation on Suits.............................................................................53

   Section 6.07. Rights of Holders of Bonds to Receive Payment...................................................53

   Section 6.08. Collection Suit by Trustee......................................................................53

   Section 6.09. Trustee May File Proofs of Claim................................................................54

   Section 6.10. Priorities......................................................................................54

   Section 6.11. Undertaking for Costs...........................................................................55


ARTICLE 7. TRUSTEE...............................................................................................55

   Section 7.01. Duties of Trustee...............................................................................55

   Section 7.02. Rights of Trustee...............................................................................56

   Section 7.03. Individual Rights of Trustee....................................................................57

   Section 7.04. Trustee's Disclaimer............................................................................57

   Section 7.05. Notice of Defaults..............................................................................58

   Section 7.06. Reports by Trustee to Holders of the Bonds......................................................58

   Section 7.07. Compensation and Indemnity......................................................................58

   Section 7.08. Replacement of Trustee..........................................................................59

   Section 7.09. Successor Trustee by Merger, etc................................................................60

   Section 7.10. Eligibility; Disqualification...................................................................60

   Section 7.11. Preferential Collection of Claims Against Company...............................................60

   Section 7.12. rights and indemnities of collateral agent......................................................61


ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................................61

   Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance........................................61

   Section 8.02. Legal Defeasance and Discharge..................................................................61

   Section 8.03. Covenant Defeasance.............................................................................61

   Section 8.04. Conditions to Legal or Covenant Defeasance......................................................62

   Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions...63

   Section 8.06. Repayment to Company............................................................................64

   Section 8.07. Reinstatement...................................................................................64


ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER......................................................................65

   Section 9.01. Without Consent of Holders of Bonds.............................................................65

   Section 9.02. With Consent of Holders of Bonds................................................................65

   Section 9.03. Compliance with Trust Indenture Act.............................................................67

   Section 9.04. Revocation and Effect of Consents...............................................................67

   Section 9.05. Notation on or Exchange of Bonds................................................................67

   Section 9.06. Trustee to Sign Amendments, etc.................................................................68


ARTICLE 10. ACCOUNTS AND REVENUES................................................................................68

   Section 10.01. Establishment Of Accounts......................................................................68

   Section 10.02. Revenues Account...............................................................................68

   Section 10.03. Acceptable Credit Support......................................................................70

   Section 10.04. Initial Deposit of Cash or Acceptable Credit Support...........................................71

   Section 10.05. The Accounts As Collateral; Trustee As Collateral Agent........................................71


ARTICLE 11. COLLATERAL AND SECURITY..............................................................................71

   Section 11.01. Pledge Agreements..............................................................................71

   Section 11.02. Recording and Opinions.........................................................................72

   Section 11.03. Release of Collateral..........................................................................73

   Section 11.04. Certificates of the Company....................................................................73

   Section 11.05. Certificates of the Trustee....................................................................74

   Section 11.06. Authorization of Actions to Be Taken by the Trustee Under the Pledge Agreement.................74

   Section 11.07. Authorization of Receipt of Funds by the Trustee Under the Pledge Agreements...................74

   Section 11.08. Termination of Security Interest...............................................................75


ARTICLE 12. BOND GUARANTY........................................................................................75

   Section 12.01. Bond Guaranty..................................................................................75

   Section 12.02. Limitation on Guarantor Liability..............................................................76

   Section 12.03. Execution and Delivery of Bond Guaranty........................................................76

   Section 12.04. Guarantor's merger, consolidation, etc.........................................................77


ARTICLE 13. MISCELLANEOUS........................................................................................77

   Section 13.01. Trust Indenture Act Controls...................................................................77

   Section 13.02. Notices........................................................................................78

   Section 13.03. Communication by Holders of Bonds with Other Holders of Bonds..................................79

   Section 13.04. Certificate and Opinion as to Conditions Precedent.............................................79


   Section 13.05. Statements Required in Certificate or Opinion..................................................79

   Section 13.06. Rules by Trustee and Agents....................................................................80

   Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.......................80

   Section 13.08. Governing Law..................................................................................80

   Section 13.09. No Adverse Interpretation of Other Agreements..................................................80

   Section 13.10. Successors.....................................................................................80

   Section 13.11. Severability...................................................................................81

   Section 13.12. Counterpart Originals..........................................................................81

   Section 13.13. Table of Contents, Headings, etc...............................................................81


EXHIBITS
Exhibit A   FORM OF BOND
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL
            ACCREDITED INVESTOR
Exhibit E   FORM OF BOND GUARANTY
Exhibit F   FORM OF SUPPLEMENTAL INDENTURE
Exhibit G   FORM OF PLEDGE AGREEMENTS
Exhibit H   FORM OF NOTE
Exhibit I   FORM OF FPL GROUP CAPITAL GUARANTEE
Exhibit J   AMORTIZATION SCHEDULE

         INDENTURE dated as of February 19, 1998 between ESI TRACTEBEL ACQUISITION CORP., a Delaware corporation (the "Company"), NORTHEAST ENERGY, LP, a Delaware limited partnership ("NE LP" or the "Guarantor"), NORTHEAST ENERGY, LLC, a Delaware limited liability company ("NE LLC"), directly and wholly owned by NE LP, and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee") and collateral agent (the "Collateral Agent").

         The Company, NE LP, NE LLC and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7.99% Series A and Series B Secured Bonds due 2011 (the "Bonds"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      DEFINITIONS.

         "144A Global Bond" means a global bond in the form of Exhibit A-1 hereto bearing the Global Bond Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Bonds sold in reliance on Rule 144A.

         "Acceptable Credit Support" means (a) an irrevocable unconditional letter of credit in form and substance acceptable to the Trustee (which may rely on advice of its counsel) from an entity whose long term debt is rated A2 or higher by Moody's and A or higher by S&P and/or (b) a Guarantee by FPL Group Capital in the form of Exhibit I (or otherwise in form and substance acceptable to the Trustee which may rely on advice of its counsel) so long as the long-term debt of FPL Group Capital is rated A2 or higher by Moody's and A or higher by S&P, provided that a letter of credit in form and substance acceptable to the Trustee (which may rely on advice of its counsel) from Bank Brussels Lambert shall be satisfactory as Acceptable Credit Support so long as its long-term debt is rated A2 or higher by Moody's and its short-term debt is rated A-1 or higher by S&P.

         "Accounts" means the accounts established by Section 10.1 hereof.

         "Acquisition" means the acquisitions by NE LP and NE LLC of all of the partnership interests in each of the Partnerships on January 14, 1998, pursuant to a Purchase Agreement, dated as of November 21, 1997, by and among the NE LP, NE LLC, the sellers listed therein, ESI Northeast Energy Funding, Inc. ("ESI Funding") and Tractebel Power, Inc. and the acquisition by each of ESI Funding and Tractebel Power, Inc. of a thirty-seven and one-half percent (37.5%) interest in ESI Tractebel Funding Corp. ("ESI Tractebel Funding"), a Delaware special purpose corporation formerly known as "IEC Funding Corp.", the issuer of the Project Securities.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Bond, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or NE LLC, as applicable, or any authorized committee of the Board of Directors, or the Management Committee of NE LP, or any authorized committee of such Management Committee.

         "Bond Guaranty" means the Guaranty by the Guarantor of the Company's payment obligations under this Indenture and the Bonds, executed pursuant to the provisions of this Indenture.

         "Bonds" has the meaning assigned to it in the preamble to this Indenture.

         "Bond Loan" means a loan, evidenced by the Note, by the Company to NE LP of the proceeds received by the Company from the sale of Bonds.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

         "Cedel" means Cedel Bank, SA.

         "Change of Control" has the meaning given in Section 4.15.

         "Collateral Documents" means the Pledge Agreements and the Indenture.

         "Collateral Agent" means the Trustee in such capacity and any and all successors thereto.

         "Company" means ESI Tractebel Acquisition Corp. and any and all successors thereto.

         "Company and Partner Pledge Agreement" means the company and partner pledge agreement by the Company, NE LP and NE LLC for the benefit of the Trustee, the Collateral Agent and the Holders of the Bonds, dated as of the date hereof, and substantially in the form attached as Exhibit F hereto, as such agreement may be amended, modified or supplemented from time to time.

         "Corporate Trust Office of the Trustee" means the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company and the Holders.

         "Custodian" means the Trustee, as custodian with respect to the Bonds in global form, or any successor entity thereto.

         "Debt Service Coverage Ratio" means the ratio of (i) the Operating Revenues actually received directly by NE LP and NE LLC during the 12-month period preceding the date as of which such ratio is calculated (net of any operating expenses paid by any of the Company, NE LP and NE LLC during such period) to (ii) the scheduled debt service payments (including principal, interest, premia, penalties and fees) on the Bonds and all other indebtedness (other than any Permitted Indebtedness) of the Company, NE LP and NE LLC during such 12-month period, (provided that, for purposes of this calculation, the corresponding payments in respect of the Note and the Bonds shall be deemed to constitute only one payment).

         "Default" means any event that is or that with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Bond" means a certificated Bond registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Bond shall not bear the Global Bond Legend and shall not have the "Schedule of Exchanges of Interests in the Global Bond" attached thereto.

         "Depositary" means, with respect to the Bonds issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Bonds, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Bonds mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ESI GP" means ESI Northeast Energy GP, Inc., a Florida corporation, a general partner of NE LP.

         "ESI LP" means Northeast Energy LP, Inc., a Florida corporation, a limited partner in NE LP.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Bonds" means the Bonds issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Financing Agreements" means, collectively, the Indenture, the Bonds, the Note, the Bond Guaranty, the Registration Right Agreement and the Pledge Agreements.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Bonds" means, individually and collectively, each of the Restricted Global Bonds and the Unrestricted Global Bonds, in the form of Exhibit A-1 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

         "Global Bond Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Bonds issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee of any Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantor" means Northeast Energy, LP, the guarantor under the Bond Guaranty executed in accordance with the provisions of this Indenture, and its respective successors and assigns.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Bond is registered on the registration books kept by the Registrar.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included but without duplication, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indirect Participant" means a Person who holds an interest through a Participant.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Bond through a Participant.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company, NE LP, NE LLC or any Subsidiary thereof sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary thereof, the Company, NE LP, NE LLC or any Subsidiary thereof shall be deemed to have made an Investment on the date of any such sale or disposition.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or The Commonwealth of Massachusetts or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Bonds for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Make Whole Premium" means an amount equal to the excess, if any, of
(i) the present value of all interest and principal payments scheduled to become due after the date of the Event of Default in respect of the Bonds (such present value to be determined on the basis of a discount rate equal to the yield to maturity on U.S. treasury instruments with a maturity as close as practicable to the remaining average life of the Bonds) over (ii) the outstanding principal amount of the Bonds.

         "Management Costs" has the meaning given in the Project Indenture.

         "Moody's" means Moody's Investors Service, Inc.

         "NE LLC" means Northeast Energy, LLC and its successors.

         "NE LP" means Northeast Energy, LP and its successors.

         "Non-Operating Revenues" means the proceeds of any financing undertaken by NE LP, NE LLC or the Company, distributions made by the Partnerships to NE LP or NE LLC with the proceeds of any financing or with funds required to be used for the extraordinary mandatory redemption of the Bonds under Section 3.09 hereof and any other extraordinary revenues (including any buyout or similar payment made to a Partnership under any Power Purchase Agreement).

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Note" means the promissory note evidencing the Bond Loan executed and delivered to the Company by NE LP (which terms are substantially identical to the terms of the Bond and which is substantially in the form set forth in Exhibit H hereto), assigned by the Company to the Trustee as security for the payment of the Bonds.

         "Obligations" means any principal, interest, Registration Default Damages, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the sale of the Bonds by the Company.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company, NE LP or NE LLC, as applicable: (i) in the case of the Company, by an Officer of the Company, (ii) in the case of NE LP, by a member of the Management

Committee of NE LP and an Officer of one or both general partners of NE LP, and
(iii) in the case of NE LLC, by a member of the Management Committee of NE LP, in its capacity as the manager of NE LLC, and an Officer of one or both general partners of NE LP, as applicable, in each case one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, NE LP or NE LLC, as applicable, that meets the requirements of Section 13.05 hereof.

         "Operating Revenues" means all revenues actually received by NE LP and NE LLC from any source (other than the Released Cash Collateral, the payment of Management Costs and the Non-Operating Revenues), including distributions from NEA and NJEA (other than distributions constituting Non-Operating Revenues), and any earnings from funds deposited in the Accounts.

         "Opinion of Counsel" means an opinion from legal counsel who is not reasonably objected to by the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, NE LP, NE LLC, any Subsidiary, partner or member thereof or the Trustee.

         "Owners of NE LP" means ESI LP, ESI GP, Tractebel LP and Tractebel GP and any permitted successors and assigns.

         "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

         "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Partnerships" means Northeast Energy Associates, A Limited Partnership ("NEA"), and North Jersey Energy Associates, A Limited Partnership ("NJEA"), and "Partnership" means either of the foregoing.

         "Permitted Indebtedness" has the meaning given in Section 4.09.

         "Permitted Investments" means Cash Equivalents, the Bond Loan, NE LLC's Investment in the Partnerships and NE LP's Investment in NE LLC and the Partnerships.

         "Permitted Liens" means: (i) Liens in favor of the Company, NE LP or NE LLC; (ii) Liens on the property of a Person existing at the time such Person is merged into or consolidated with the Company, NE LP or NE LLC, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company, NE LP or NE LLC; (iii) Liens on property existing at the time of acquisition thereof by the Company, NE LP or NE LLC, provided that such Liens were in existence prior to the contemplation of such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens in favor of the Trustee pursuant to the Collateral Documents; (vi) the first priority pledge of the one percent general partner interest in each of the Partnerships in favor of the holders of the Project Indebtedness; and (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Pledge Agreements" means the Partner Pledge Agreement and the Sponsor Pledge Agreement.

         "Pledged Collateral" means all collateral pledged from time to time or with respect to which a Lien is granted pursuant to the Pledge Agreements or Article Eleven of this Indenture.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Bonds issued under this Indenture except Exchange Bonds and except where otherwise permitted by the provisions of this Indenture.

         "Project Indenture" means the Trust Indenture dated as of November 15, 1994, entered into by ESI Tractebel Funding, the Partnerships and the Project Trustee providing for the issuance of the Project Securities, as supplemented by a First Supplemental Trust Indenture, dated as of November 15, 1994, and as amended and supplemented by the Second Supplemental Trust Indenture dated as of January 14, 1998, and any supplements and amendments thereto permitted thereby.

         "Project Securities" means, collectively, the 2000 Project Notes, the 2002 Project Notes, the 2007 Project Bonds and the 2010 Project Bonds issued by ESI Tractebel Funding under the Project Indenture and then outstanding.

         "Project Trustee" means State Street Bank and Trust Company, as trustee under the Project Indenture and any successor trustee.

         "Projected Debt Service Coverage Ratio" means the ratio of (i) the Operating Revenues projected to be received directly by NE LP and NE LLC during the 12-month period following the date as of which such ratio is calculated (net of any operating expenses projected to be paid by the Company, NE LP and NE LLC during such period) to (ii) the scheduled debt service payments (including principal, interest, premia, penalties and fees) on the Bonds and all other indebtedness (other than any Permitted Indebtedness) of the Company, NE LP and NE LLC during such 12-month period, (provided that, for purposes of this calculation, the corresponding payments in respect of the Note and the Bonds shall be deemed to constitute only one payment).

         "Purchaser" means Goldman, Sachs & Co.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registrar" has the meaning given in Section 2.03 hereof.

         "Registration Default Damages" means at any time all registration default damages then owing pursuant to Section 5 of the Registration Rights Agreement and the Bonds.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 19, 1998, by and among the Company, NE LP and Goldman, Sachs & Co. as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Bond" means a Regulation S Temporary Global Bond or Regulation S Permanent Global Bond, as appropriate.

         "Regulation S Permanent Global Bond" means a permanent global Bond in the form of Exhibit A-1 hereto bearing the Global Bond Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Bond upon expiration of the Restricted Period.

         "Regulation S Temporary Global Bond" means a temporary global Bond in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Bonds initially sold in reliance on Rule 903 of Regulation S.

         "Related Party" means, with respect to any Sponsor, (A) any controlling stockholder thereof or Subsidiary at least 80% of which is owned by such Sponsor or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Sponsor and/or such other Persons referred to in the immediately preceding clause (A).

         "Released Cash Collateral" means any cash obtained from the Partnerships by the Sponsors, NE LP or NE LLC at or following the Acquisitions due to the release of cash collateral and the substitution therefor of alternative collateral pursuant to the Project Indenture.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee or the Trustee's New York Affiliate customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Bond" means a Definitive Bond bearing the Private Placement Legend.

         "Restricted Global Bond" means a Global Bond bearing the Private Placement Legend.

         "Restricted Investment" means any Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day restricted period as defined in Regulation S.

         "Restricted Payment" has the meaning given in Section 4.07 hereof.

         "Revenues" means the Operating Revenues and Non-Operating Revenues.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholders of the Company" means ESI Northeast Energy Acquisition Funding, Inc., an Affiliate of ESI Energy, Inc., and Tractebel Power, Inc. and any permitted successor and assign.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Sponsor Affiliates" means the Shareholders of the Company and the Owners of NE LP.

         "Sponsor Pledge Agreement" means the pledge agreement by the Sponsor Affiliates for the benefit of the Trustee, the Collateral Agent and the Holders of the Bonds, dated as of the date hereof, and substantially in the form attached as Exhibit F hereto, as such agreement may be amended, modified or supplemented from time to time.

         "Sponsor Pledged Collateral" means the assets of the Sponsor Affiliates defined as Pledged Collateral in the Pledge Agreement.

         "Sponsors" means ESI Energy, Inc. and Tractebel Power, Inc.

         "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.
                                       11

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Tractebel GP" means Tractebel Northeast Generation GP, Inc., a Delaware corporation, a general partner of NE LP.

         "Tractebel LP" means Tractebel Northeast Associates LP, Inc., a Delaware corporation, a limited partner of NE LP.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Global Bond" means a permanent global Bond in the form of Exhibit A-1 attached hereto that bears the Global Bond Legend and that has the "Schedule of Exchanges of Interests in the Global Bond" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Bonds that do not bear the Private Placement Legend.

         "Unrestricted Definitive Bond" means one or more Definitive Bonds that do not bear and are not required to bear the Private Placement Legend.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                     Defined in
             Term                                                     Section
             ----                                                     -------

       "Affiliate Transaction"..........................................4.11
       "Authentication Order"...........................................2.02
       "Change of Control Offer"........................................4.15
       "Change of Control Payment"......................................4.15
       "Change of Control Payment Date" ................................4.15
       "Covenant Defeasance"............................................8.03
       "Event of Default"...............................................6.01
       "incur"..........................................................4.09
       "Legal Defeasance" ..............................................8.02
       "Paying Agent"...................................................2.03
       "Permitted Indebtedness".........................................4.09
       "Registrar"......................................................2.03

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Bonds;

         "indenture security Holder" means a Holder of a Bond;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Bonds and on the Note and the Bond Guaranty means the Company and the Bond Guarantor, respectively, and any successor obligor upon the Bonds or the Note and the Bond Guaranty, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                      (1)  a term has the meaning assigned to it;

                      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                      (3)  "or" is not exclusive;

                      (4) words in the singular include the plural, and in the plural include the singular;

                      (5) provisions apply to successive events and transactions; and

                      (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE BONDS

SECTION 2.01.  FORM AND DATING.

         (a) General. The Bonds and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Bonds may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Bond shall be dated the date of its authentication. The Bonds shall be in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

         The terms and provisions contained in the Bonds shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Bond Guarantor, NE LLC and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Bond conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Bonds. Bonds issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Bond Legend thereon and the "Schedule of Exchanges of Interests in the Global Bond" attached thereto). Bonds issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Bond Legend thereon and without the "Schedule of Exchanges of Interests in the Global Bond" attached thereto). Each Global Bond shall represent such of the outstanding Bonds as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Bonds from time to time endorsed thereon and that the aggregate principal amount of outstanding Bonds represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Bond to reflect the amount of any increase or decrease (other than in connection with any scheduled payment of principal) in the aggregate principal amount of outstanding Bonds represented thereby shall be made by the Trustee or the Bond Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Temporary Global Bonds. Bonds offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Bond, which shall be deposited on behalf of the purchasers of the Bonds represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Bond (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Bond bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company to the effect that such Restricted Period has ended. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Bond shall be exchanged for beneficial interests in Regulation S Permanent Global Bonds pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Bonds, the Trustee shall cancel the Regulation S Temporary Global Bond. The aggregate principal amount of the Regulation S Temporary Global Bond and the Regulation S Permanent Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         (d) Euroclear and Cedel Procedures Applicable. Provided that neither the Company nor the Trustee shall be required to take notice of any such provision, the provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Bond and the Regulation S Permanent Global Bonds that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Bonds for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Bonds and may be in facsimile form.

         If one or both Officers whose signature are on a Bond no longer hold that office at the time a Bond is authenticated, the Bond shall nevertheless be valid.

         A Bond shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Bond has been authenticated under this Indenture.

         The Trustee shall, upon (i) a written order of the Company signed by one or both Officers (an "Authentication Order") accompanied by the documents required pursuant to Section 13.04, (ii) the initial deposit of cash or Acceptable Credit Support pursuant to Section 10.04, (iii) the execution and delivery by the parties thereto of the Pledge Agreements and (iv) delivery to the Trustee of evidence of receipt by the Collateral Agent of the Pledge Agreements, the Pledged Shares and the Pledged Note, authenticate Bonds for original issue up to the aggregate principal amount stated in paragraph 4 of the Bonds. The aggregate principal amount of Bonds outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Bonds. An authenticating agent may authenticate Bonds whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain or cause to be maintained an office or agency where Bonds may be presented for registration of transfer or for exchange ("Registrar") and shall appoint an institution with trust powers to maintain an office or agency where Bonds may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Bonds and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or NE LP may act as Registrar but shall not act as Paying Agent.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Bonds.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Bond Custodian with respect to the Global Bonds.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Registration Default Damages, if any, or interest on the Bonds, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

SECTION 2.05. HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Bonds and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Global Bonds. A Global Bond may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Bonds will be exchanged by the Company for Definitive Bonds if (i) the Company or the Depositary delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Bonds (in whole but not in part) should be exchanged for Definitive Bonds and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Bond be exchanged by the Company for Definitive Bonds prior to (x) the expiration of the Restricted Period and
(y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events described in (i) or (ii) above, Definitive Bonds shall be issued in such names as the Depositary shall instruct the Trustee. Global Bonds also may be exchanged or replaced, in whole or in part, as provided in Sections
2.07 and 2.10 hereof. Except as otherwise provided in this Section 2.06(a) every Bond authenticated and delivered in exchange for, or in lieu of, a Global Bond or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Bond. A Global Bond may not be exchanged for another Bond other than as provided in this Section 2.06(a); however, beneficial interests in a Global Bond may be transferred and exchanged as provided in Section 2.06(b),(c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Bonds. The transfer and exchange of beneficial interests in the Global Bonds shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Bonds shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Bonds also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Bond. Beneficial interests in any Restricted Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Bond in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Bond may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Purchaser). Beneficial interests in any Unrestricted Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Bonds. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Bond shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Bonds be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Bond prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this

         Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Bonds. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Bonds contained in this Indenture and the Bonds or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Bond(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Bond. A beneficial interest in any Restricted Global Bond may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Bond if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
              beneficial interest in the 144A Global Bond, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                  (B) if the transferee will take delivery in the form of a
              beneficial interest in the Regulation S Temporary Global Bond or the Regulation S Global Bond, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Bond for Beneficial Interests in the Unrestricted Global Bond. A beneficial interest in any Restricted Global Bond may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Bond or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Bonds or (3) a Person who is an affiliate (as defined in Rule 144) of the Company; or

                  (B) such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement; or

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                      (2) if the holder of such beneficial interest in a Restricted Global Bond proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
         (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Bond has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Bonds in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Bond cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Bond.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Bonds.

                  (i) Beneficial Interests in Restricted Global Bonds to Restricted Definitive Bonds. If any holder of a beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a Restricted Definitive Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Bond, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
              Global Bond proposes to exchange such beneficial interest for a Restricted Definitive Bond, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
              (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
              Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
              Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the
              Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

         the Trustee shall cause the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Bond in the appropriate principal amount. Any Definitive Bond issued in exchange for a beneficial interest in a Restricted Global Bond pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Bonds to the Persons in whose names such Bonds are so registered. Any Definitive Bond issued in exchange for a beneficial interest in a Restricted Global Bond pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Bond may not be exchanged for a Definitive Bond or transferred to a Person who takes delivery thereof in the form of a Definitive Bond prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Beneficial Interests in Restricted Global Bonds to Unrestricted Definitive Bonds. A holder of a beneficial interest in a Restricted Global Bond may exchange such beneficial interest for an Unrestricted Definitive Bond or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Bond only if:

                  (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
              (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Bonds or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                                 (1) if the holder of such beneficial interest
                    in a Restricted Global Bond proposes to exchange such beneficial interest for a Definitive Bond that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                 (2) if the holder of such beneficial interest
                    in a Restricted Global Bond proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Bond that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iv) Beneficial Interests in Unrestricted Global Bonds to Unrestricted Definitive Bonds. If any holder of a beneficial interest in an Unrestricted Global Bond proposes to exchange such beneficial interest for a Definitive Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Bond, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Bond in the appropriate principal amount. Any Definitive Bond issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Bonds to the Persons in whose names such Bonds are so registered. Any Definitive Bond issued in exchange for a beneficial interest pursuant to this
         Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Bonds for Beneficial Interests.

                  (i) Restricted Definitive Bonds to Beneficial Interests in Restricted Global Bonds. If any Holder of a Restricted Definitive Bond proposes to exchange such Bond for a beneficial interest in a Restricted Global Bond or to transfer such Restricted Definitive Bonds to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Bond, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Bond proposes to exchange such Bond for a beneficial interest in a Restricted Global Bond, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Bond is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Bond is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Bond is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Bond is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such Restricted Definitive Bond is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Bond is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

         the Trustee shall cancel the Restricted Definitive Bond, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Bond, in the case of clause (B) above, the 144A Global Bond, in the case of clause (c) above, the Regulation S Global Bond.

                  (ii) Restricted Definitive Bonds to Beneficial Interests in Unrestricted Global Bonds. A Holder of a Restricted Definitive Bond may exchange such Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Restricted Definitive Bond to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond only if:

                  (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Bonds or
              (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                      (1) if the Holder of such Definitive Bonds proposes to exchange such Bonds for a beneficial interest in the Unrestricted Global Bond, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                      (2) if the Holder of such Definitive Bonds proposes to transfer such Bonds to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Bond, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
         Section 2.06(d)(ii), the Trustee shall cancel the Definitive Bonds and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Bond.

                  (iii) Unrestricted Definitive Bonds to Beneficial Interests in Unrestricted Global Bonds. A Holder of an Unrestricted Definitive Bond may exchange such Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Definitive Bonds to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Bond and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Bonds.

         If any such exchange or transfer from a Definitive Bond to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Bond has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Bonds in an aggregate principal amount equal to the principal amount of Definitive Bonds so transferred.

         (e) Transfer and Exchange of Definitive Bonds for Definitive Bonds. Upon request by a Holder of Definitive Bonds and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Bonds. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Bonds duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Bonds to Restricted Definitive Bonds. Any Restricted Definitive Bond may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Bond if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
              904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
              exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Bonds to Unrestricted Definitive Bonds. Any Restricted Definitive Bond may be exchanged by the Holder thereof for an Unrestricted Definitive Bond or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Bond if:

                  (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Bonds or
              (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating
              Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                      (1) if the Holder of such Restricted Definitive Bonds proposes to exchange such Bonds for an Unrestricted Definitive Bond, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                      (2) if the Holder of such Restricted Definitive Bonds proposes to transfer such Bonds to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Bond, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Bonds to Unrestricted Definitive Bonds. A Holder of Unrestricted Definitive Bonds may transfer such Bonds to a Person who takes delivery thereof in the form of an Unrestricted Definitive Bond. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Bonds pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 (including any certificates and opinions required pursuant to Section 13.04 hereof), the Trustee shall authenticate (i) one or more Unrestricted Global Bonds in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Bonds tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Bonds and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Bonds in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Bonds accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Bonds, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Bonds to be reduced accordingly and the Definitive Bonds accepted to be cancelled, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Bonds so accepted Definitive Bonds in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Bonds and Definitive Bonds issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)      Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
              Bond and each Definitive Bond (and all Bonds issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN AN OFFSHORE TRANSACTION MEETING THE

         REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (D) TO THE COMPANY OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) BY SUBSEQUENT INVESTORS AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE BONDS EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN THE PREVIOUS SENTENCE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE BONDS."

                   (B) Notwithstanding the foregoing, any Global Bond or
              Definitive Bond issued pursuant to subparagraphs (b)(iv), (c)(ii),
              (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
              Section 2.06 (and all Bonds issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Bond Legend. Each Global Bond shall bear a legend in substantially the following form:

         "THIS GLOBAL BOND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (iii) Regulation S Temporary Global Bond Legend. The Regulation S Temporary Global Bond shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL BOND, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED BONDS, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL BOND SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) Cancellation and/or Adjustment of Global Bonds. At such time as all beneficial interests in a particular Global Bond have been exchanged for Definitive Bonds or a particular, Global Bond has been redeemed, repurchased, exchanged or canceled in whole and not in part, each such Global Bond shall be returned to or retained and canceled by the Trustee in accordance with Section
2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond or for Definitive Bonds, the principal amount of Bonds represented by such Global Bond shall be reduced accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond, such other Global Bond shall be increased accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Bonds and Definitive Bonds upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Bond or to a Holder of a Definitive Bond for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Bond selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

                  (iv) All Global Bonds and Definitive Bonds issued upon any registration of transfer or exchange of Global Bonds or Definitive Bonds shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Bonds or Definitive Bonds surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Bonds during a period beginning at the opening of business 15 days before the day of any selection of Bonds for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part or (c) to register the transfer of or to exchange a Bond between a record date and the next succeeding Interest Payment Date.

                  (vi) The Trustee, any Agent and the Company may deem and treat the Person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bonds and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Bonds and Definitive Bonds in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.  REPLACEMENT BONDS

         If any mutilated Bond is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Bond if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Bond is replaced. The Company may charge for its expenses in replacing a Bond.

         Every replacement Bond is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Bonds duly issued hereunder.

SECTION 2.08.  OUTSTANDING BONDS.

         The Bonds outstanding at any time are all the Bonds authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Bond effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Bond does not cease to be outstanding because the Company or an Affiliate of the Company holds the Bond.

         If a Bond is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Bond is held by a bona fide purchaser.

         If the principal amount of any Bond or portion thereof is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Bonds payable on that date, then on and after that date such Bonds shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY BONDS.

         In determining whether the Holders of the required principal amount of Bonds have concurred in any direction, waiver or consent, Bonds owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Bonds that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY BONDS

         Until certificates representing Bonds are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Bonds. Temporary Bonds shall be substantially in the form of certificated Bonds but may have variations that the Company considers appropriate for temporary Bonds and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Bonds in exchange for temporary Bonds.

         Holders of temporary Bonds shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

         The Company at any time may deliver Bonds to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Bonds surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Bonds surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Bonds (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Bonds shall be delivered to the Company. The Company may not issue new Bonds to replace Bonds that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Bonds, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Bonds and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Bond and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

         If the Company elects to redeem Bonds pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 40 days but not more than 70 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Bonds to be redeemed and (iv) the redemption price including Registration Default Damages, if any.

SECTION 3.02.  SELECTION OF BONDS TO BE REDEEMED OR REPURCHASED

         Subject to the book entry system described herein, if less than all of the Bonds are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Bonds to be redeemed or purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Bonds are listed or, if the Bonds are not so listed, on a pro rata basis or by such other method as the Trustee considers fair and appropriate; provided that, except in the case of an extraordinary mandatory redemption, no Bonds will be redeemed in part if the unredeemed portion will be in an unauthorized denomination. Subject to the book-entry system, in the event of partial redemption by lot, the particular Bonds to be redeemed shall be selected, unless otherwise provided herein, not less than 35 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Bonds not previously called for redemption.

         The Trustee shall promptly notify the Registrar and the Paying Agent in writing of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed. Bonds and portions of Bonds selected shall be in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except that if all of the Bonds of a Holder are to be redeemed, the entire outstanding amount of Bonds held by such Holder, even if not a multiple of $100,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Bonds called for redemption also apply to portions of Bonds called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION

         At least 30 days but not more than 60 days before a redemption date, the Registrar shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Bonds are to be redeemed at its registered address.

         The notice shall identify the Bonds to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price including any Registration Default Damages;

         (c) if any Bond is being redeemed in part, the portion of the principal amount of such Bond to be redeemed and that, after the redemption date upon surrender of such Bond, a new Bond or Bonds in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Bond;

         (d) the name and address of the Paying Agent;

         (e) that Bonds called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Bonds called for redemption ceases to accrue on and after the date fixed for redemption;

         (g) the paragraph of the Bonds and/or Section of this Indenture pursuant to which the Bonds called for redemption are being redeemed; and

         (h) the CUSIP number and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Bonds.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Bonds called for redemption become irrevocably due and payable on the date fixed for redemption at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE

         No later than one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient, together with moneys then held by the Trustee, to pay the redemption price of and accrued interest on all Bonds to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Bonds to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the date fixed for redemption, interest shall cease to accrue on the Bonds or the portions of Bonds redeemed. If a Bond is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Bond was registered at the close of business on such record date. If any Bond called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Bonds and in
Section 4.01 hereof.

SECTION 3.06.   BONDS REDEEMED IN PART.

         Upon surrender of a Bond that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Bond in a principal amount equal to the unredeemed portion of the Bond surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION.

          (a) The Bonds shall not be redeemable at the Company's option prior to June 30, 2008. Thereafter, the Bonds shall be subject to redemption at any time at the option of the Company at the direction of NE LP, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Registration Default Damages, if any, thereon to the applicable date fixed for redemption, if redeemed during the twelve-month period beginning on June 30 of the years indicated below:

          Year                                                     Percentage
          ----                                                     ----------
          2008...................................................   101.844%
          2009...................................................   101.229%
          2010...................................................   100.615%
          2011 and thereafter....................................   100.000%

          (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.   MANDATORY REDEMPTION.

         Except as set forth under Section 3.09 and 4.15 and except for the payment of the principal of the Bonds in semiannual installments to the Holders thereof, the Company shall not be required to make mandatory redemption, mandatory purchases or sinking fund payments with respect to the Bonds.

SECTION 3.09.   EXTRAORDINARY MANDATORY REDEMPTION.

         (a) The Bonds shall be subject to extraordinary mandatory redemption by the Company, pro rata, at a redemption price equal to the outstanding principal amount thereof plus accrued and unpaid interest and any Registration Default Damages to the date fixed for redemption if (1) (a) an event occurs which triggers the mandatory redemption or repurchase of any or all of the Project Securities pursuant to the terms of the Project Indenture and (b) any funds so required to be applied to such redemption or repurchase remain after giving effect to such redemption or repurchase of Project Securities, and such excess funds equal at least $2 million and are distributed to NE LP or NE LLC or (2) a buyout or similar payment is made to a Partnership under any Power Purchase Agreement and any such funds are distributed to NE LP or NE LLC in accordance with the terms of the Project Indenture and terms of the Indenture, provided that, in each such case, only such funds so distributed must be applied to the extraordinary mandatory redemption.

         (b) Any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01.  PAYMENT OF BONDS.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Registration Default Damages, if any, on the Bonds on the dates and in the manner provided in the Bonds. Principal, premium, if any, and interest and Registration Default Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Registration Default Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to

1% per annum in excess of the then applicable interest rate on the Bonds to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Registration Default Damages, if any, without regard to any applicable grace period at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall appoint a Registrar to maintain or cause to be maintained in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Bonds may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Bonds and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Bonds may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to appoint the Registrar to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Registrar in accordance with Section 2.03.

SECTION 4.03.  REPORTS.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Bonds are outstanding, the Company shall furnish to the Holders of Bonds and to any beneficial owner of the Bonds who so requests the Company in writing (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

         (b) For so long as any Bonds remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. In addition, and whether or not the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall file with the SEC and provide to the Trustee and the Holders of the Bonds, and (upon request) to broker-dealers and prospective investors, all information, documents and reports specified in Section 13 and
Section 15(d) of the Exchange Act.

         (c) NE LP shall provide to the Trustee, the Holders of the Bonds and any beneficial owner of Bonds who so requests the Company in writing (i) all notices, financial statements and other information required to be given by ESI Tractebel Funding Corp., NEA or NJEA to the Project Trustee under the Project Indenture, (ii) calculations of the Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio, together with the information required to substantiate such calculations, on each semi-annual payment date in respect of the Bonds, at the time any amounts are to be transferred into the Distribution Account and at any other time such ratios are required to be provided by the terms of the Indenture and (iii) calculations of the Debt Service Coverage Ratio and the Substitute Debt Service Coverage Ratio for the Rolling Prior Year (each as defined in the Project Indenture as in effect on the date of the Indenture), together with the information required to substantiate such calculations and a copy of the certificate of the management committee of NE LP on behalf of the Partnerships delivered pursuant to the Project Indenture certifying that it has no knowledge of any event or circumstances that could reasonably be expected to result in the Debt Service Coverage Ratio for the period of two fiscal quarters commencing on the expiration date of the Rolling Prior Year, treated as a single period, being less than 1.25:1, on each semi-annual payment date in respect of the Bonds, at the time any amounts are to be transferred into the General Subfund of the Partnership Distribution Fund (as defined in the Project Indenture as in effect on the date of the Indenture) and at any other time such ratios are required to be provided by the terms of the Project Indenture. Finally, each of the Company, NE LP and NE LLC shall advise the Trustee promptly in writing of (i) the occurrence of any Event of Default of which it has knowledge and the occurrence of any "Event of Default" as defined in the Project Indenture as in effect on the date of the Indenture and (ii) any material litigation or claim against or concerning any of the Company, NE LP, NE LLC or any of its property or assets.

         Except that it shall examine the information, documents and reports filed with it pursuant to TIA Sections 314(a)(2) and 314(a)(4), the Trustee shall not be required to examine any of the documents required to be filed with it pursuant to Section 4.03(a) and (b) and the first sentence of Section 4.03(c) to ascertain whether there has been compliance with the covenants herein.

SECTION 4.04.   COMPLIANCE CERTIFICATE.

         (a) The Company and NE LP (to the extent that NE LP is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries, if any, and NE LP during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and NE LP has kept, observed, performed and fulfilled their obligations under this Indenture and the Company and Partner Pledge Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and NE LP has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Company and Partner Pledge Agreement and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Company and Partner Pledge Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and/or NE LP are taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Bonds is prohibited or if such event has occurred, a description of the event and what action the Company and/or NE LP are taking or propose to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established international reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) Each of the Company, NE LP and NE LLC shall, so long as any of the Bonds are outstanding, deliver to the Trustee, forthwith upon any Officer's becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company, NE LP or NE LLC is taking or proposes to take with respect thereto.

SECTION 4.05.   TAXES.

         Each of the Company, NE LP and NE LLC shall pay prior to delinquency, all taxes, assessments and other governmental charges, except such as are contested in good faith and by appropriate proceedings and adequate reserves in conformity with GAAP are being maintained.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

         The Company, NE LP and NE LLC each covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, NE LP and NE LLC each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.   RESTRICTED PAYMENTS.

         The Company, NE LP and NE LLC shall make Restricted Payments only from, and to the extent of, amounts on deposit in the Distribution Account from time to time. "Restricted Payments" means the direct or indirect: (i) declaration or payment of any dividend or any other payment or distribution on account of the Company's, NE LP's or NE LLC's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company, NE LP or NE LLC) or to the direct or indirect holders of the Company's, NE LP's or NE LLC's Equity Interests in any capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company, NE LP or NE LLC or to the Company, NE LP or NE LLC); (ii) repayment of any Indebtedness owed by NE LP or NE LLC to the Sponsors or their Affiliates, including, without limitation, any reimbursement obligations with respect to any letters of credit or guarantees provided by the Sponsors or their Affiliates as Acceptable Credit Support; (iii) purchase, redemption or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Company, NE LP or NE LLC) of any Equity Interests of the Company, NE LP or NE LLC or any direct or indirect parent of the Company, NE LP or NE LLC; or (iv) payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness that is pari passu with or subordinated to the Bonds (other than the Bonds), except a scheduled payment of interest or principal.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company, NE LP or NE LLC, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon, and accompanied by, an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08.   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company, NE LP and NE LLC shall not, and shall not permit any of its or their Subsidiaries (including NEA and NJEA), directly or indirectly, to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary thereof to (i) (a) pay dividends or make any other distributions to the Company, NE LP and NE LLC or any of its or their Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company, NE LP and NE LLC or any of its or their Subsidiaries, (ii) make loans or advances to the Company, NE LP or NE LLC or any of its or their Subsidiaries or (iii) transfer any of its properties or assets to the Company, NE LP or NE LLC or any of its or their Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions under or by reason of (a) the Project Indenture and the other Transaction Documents (as defined in the Project Indenture as in effect on the date of the Indenture) and, in each case, as in effect on the date of the Indenture, (b) the Indenture and the Bonds, (c) applicable law, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices and (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired.

SECTION 4.09.   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Company, NE LP and NE LLC shall not, directly or indirectly, create, incur, issue, assume, guarantee, otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, other than Permitted Indebtedness, and shall not issue any Disqualified Stock, unless (a) such Indebtedness will be pari passu with or subordinated to the Note and the Bonds, (b) the proceeds of such incurrence or issuance are used to make equity contributions to either or both of NEA or NJEA,
(c) the proceeds of such incurrence or issuance are used to finance the completion of Required Improvements or capital expenditures for the Projects other than Required Improvements, (d) if the proceeds of such Indebtedness are used to finance the completion of Required Improvements (as defined in the Project Indenture as in effect on the date of the Indenture), (i) the Projected Debt Service Coverage Ratio (determined on a pro forma basis giving effect to the incurrence and the application of the net proceeds therefrom and the construction of the Required Improvements) measured on each remaining semi-annual payment date in respect of the Bonds is at least 1.2 to 1 and (ii) an independent engineer acceptable to the Trustee (which may, absent any conflict or the objection of the Trustee, be the Independent Engineer with respect to the Project Securities) certifies that the Improvements are Required Improvements (as defined in the Project Indenture as in effect on the date of the Indenture) and that there will be sufficient funds available to construct the Required Improvements after the incurrence and (e) if the proceeds of such Indebtedness are used to finance capital expenditures for the Projects other than Required Improvements, (i) the Projected Debt Service Coverage Ratio

(determined on a pro forma basis giving effect to the incurrence and the application of the net proceeds therefrom and the proposed capital expenditures) measured on each remaining semi-annual payment date of the Bonds is at least 2 to 1 and the average of such Projected Debt Service Coverage Ratios is at least 3 to 1 and (ii) Moody's and S&P confirm that the then current ratings of the Bonds will not be lowered as a result of such incurrence. "Permitted Indebtedness" means subordinated loans or reimbursement obligations owing to a Sponsor or any Affiliate thereof (i) which can only be repaid to the extent Restricted Payments can be made, (ii) in respect of which remedies cannot be exercised by such Sponsor or Affiliate so long as the Bonds are outstanding,
(iii) incurred at a time when the minimum Projected Debt Service Coverage Ratio (assuming, for purposes of such calculation, that scheduled debt service payments in respect of Permitted Indebtedness that is subordinate in right of payment to the Bonds, the Note and the Bond Guaranty is included in clause (ii) of the definition of "Projected Debt Service Coverage Ratio") on each semi-annual payment date of the Bonds is at least 1.5 to 1 (provided that the incurrence of reimbursement obligations subordinated to the Bonds of NE LP to the issuers of Acceptable Credit Support under the Indenture and in respect of Guarantees issued by FPL Group Capital and/or Backup Letters of Credit and Substitute Letters of Credit (as defined in the Project Indenture) pursuant to the Project Indenture shall not be subject to such Projected Debt Service Coverage Ratio test) or Moody's and S&P confirm that the then current ratings of the Bonds will not be lowered as a result of such incurrence and (iv) the proceeds of which are used to make equity contributions to either NEA or NJEA.

         For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (iv) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company, NE LP and NE LLC shall each, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10.   LIMITATIONS ON PROJECT INDEBTEDNESS

         Notwithstanding the terms of the Project Indenture, NE LP and NE LLC shall not permit ESI Tractebel Funding Corp. or the Partnerships to create, issue, incur, assume, guarantee, otherwise become liable for or suffer to exist any Debt (as defined in the Project Indenture as in effect on the date of the Indenture) to finance the construction of Required Improvements unless, after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the Projected Debt Service Coverage Ratio for the 12-month period beginning on the date of such incurrence and for each succeeding 12-month period thereafter through the final maturity of the Bonds is at least 1.2 to 1.

         In addition, notwithstanding the terms of the Project Indenture, NE LP and NE LLC shall not permit ESI Tractebel Funding Corp. or the Partnerships to create, issue, incur, assume, guarantee, otherwise become liable for or suffer to exist any Debt (as defined in the Project Indenture as in effect on the date of the Indenture), other than Debt to finance the construction of Required Improvements, unless after giving effect to the incurrence of such Debt and the application of the proceeds thereof, (i) the Projected Debt Service Coverage

Ratio measured on each remaining semi-annual payment date of the Bonds is at least 2 to 1 and (ii) the average of such Projected Debt Service Coverage Ratios is at least 3 to 1.

         Finally, NE LP and NE LLC shall not permit ESI Tractebel Funding Corp. or the Partnerships to create, incur, assume, guarantee, otherwise become liable for or suffer to exist any Indebtedness, Guarantees or indemnity obligations following the repayment, prepayment or defeasance of all of the Project Securities or the termination or expiration of the Project Indenture, other than in accordance with one of the two preceding paragraphs.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

         The Company, NE LP and NE LLC shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate thereof (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Company, NE LP or NE LLC (as the case may be) than those that would have been obtained in a comparable transaction by the Company, NE LP or NE LLC with an unrelated Person. Notwithstanding the foregoing, the following shall not be deemed to be Affiliate Transactions: (i) transactions between or among the Company, NE LP, NE LLC or any of their Affiliates contemplated by any agreement entered into prior to the date of the Indenture;
(ii) payments of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company, NE LP or NE LLC; and (iii) Restricted Payments that are permitted under Section 4.07 hereof.

SECTION 4.12. LIENS.

         The Company, NE LP and NE LLC shall not, directly or indirectly create, incur, assume or otherwise cause or suffer to exist or become effective any Lien on any of their assets or properties now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except for Permitted Liens.

SECTION 4.13. BUSINESS ACTIVITIES.

         (a) The Company shall not engage in any business other than the issuance of the Bonds and the incurrence of the other Indebtedness permitted by the Indenture to be incurred by the Company and (b) NE LP and NE LLC shall not engage in any business other than holding, directly or indirectly, the partner interests of NEA and NJEA, and, with respect to NE LP, acting as general partner of NEA and NJEA, and the issuance of the Note and the Bond Guaranty and the incurrence of the other Indebtedness permitted by the Indenture to be incurred by NE LP and NE LLC.

SECTION 4.14.   CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company, NE LP and NE LLC shall each do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or partnership existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, NE LP and NE LLC or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and their Subsidiaries; provided, however, that the Company, NE LP and NE LLC shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, NE LP and NE LLC and their respective Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Bonds.

SECTION 4.15.   OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control (which shall not occur if Moody's and S&P confirm that the then existing ratings of the Bonds will not be lowered as a result of any of the events that, in the absence of such confirmed rating, would constitute a Change of Control), the Company shall offer to each Holder to repurchase all or any part (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of such Holder's Bonds pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Registration Default Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Bonds on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Bonds as a result of a Change of Control.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Bonds or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Bonds or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Bonds so accepted together with an Officer's Certificate stating the aggregate principal amount of Bonds or portions thereof purchased by the Company. The Paying Agent shall promptly pay to each Holder that has so tendered Bonds the Change of Control Payment for such Bonds, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Bond equal in principal amount to any unpurchased portion of the Bonds surrendered, if any; provided that each such new Bond shall be in a principal amount of $100,000 or an integral multiple of $1,000 in excess thereof. The Company shall announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof, and purchases all Bonds validly tendered and not withdrawn under such Change of Control Offer.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of NE LP, NE LLC, NEA or NJEA to any "person" or "group" (as each such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Sponsors or their Related Parties; (ii) the adoption of a plan relating to the liquidation or dissolution of NE LP, NE LLC, NEA or NJEA (other than as permitted by the Indenture); (iii) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any person or group (as defined above), other than the Sponsors and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the voting power of any general partner of NE LP, NEA or NJEA or of the voting power of the managing member of NE LLC by way of merger or consolidation or otherwise other than a transaction involving an acquisition of FPL Group or Tractebel S.A., (iv) the consummation of any transaction or series of related transactions the result of which is that any person or group (as defined above) owns, directly or indirectly, more of the economic and voting interest of the Sponsors, NE LP, NE LLC, NEA or NJEA or of the voting power of the managing member of NE LLC than do FPL Group and Tractebel S.A.; or (v) the consummation of any transaction or series of related transactions the result of which is that any person or group (as defined above) other than the Sponsors and the Related Parties owns, directly or indirectly, more of the voting power of any general partner of NE LP, NEA or NJEA than do the Sponsors and their Related Parties; provided that, notwithstanding the foregoing, a Change of Control shall not occur if Moody's and S&P confirm that the then existing ratings of the Bonds will not be lowered as a result of any of the foregoing events.

         If any of the events described in clauses (i) through (v) of the definition of "Change of Control" occurs, but the Company is not required to offer to purchase the Bonds because Moody's and S&P confirm that the then existing rating of the Bonds will not be lowered as a result of such event, then immediately after such event, the definitions of "Sponsor" and "Related Parties" set forth above shall be amended by supplemental indenture (without the consent of the Holders of the Bonds) to mean the entity or entities that Moody's and S&P relied upon, if any, in confirming the then existing ratings of the Bonds.

SECTION 4.16.  NO SENIOR SUBORDINATED DEBT.

         Notwithstanding the provisions of Section 4.09 hereof, none of the Company, NE LP or NE LLC shall, nor shall any such party permit any of its Subsidiaries or Affiliates to, create, issue, incur, assume, guarantee, otherwise become liable for or suffer to exist any Indebtedness that is subordinated or junior in right of payment to the Project Indebtedness and senior in any respect in right of payment to the Bonds, the Note or the Bond Guaranty (other than Indebtedness expressly permitted to be incurred by the Project Indenture and the Indenture).

SECTION 4.17.  AMENDMENTS TO, AND ASSIGNMENTS OF, PROJECT DOCUMENTS.

         The Company, NE LP and NE LLC shall not permit or suffer NEA or NJEA
(a) to waive a right under, or modify, terminate or amend, any material governmental consent, any material term of any Project Document (as defined in the Project Indenture as in effect on the date of the Indenture), other than any Power Purchase Agreement, or any material term of the Project Indenture unless such waiver, modification, termination or amendment could not reasonably be expected to have a material adverse effect on the Company, NE LP, NE LLC or the Holders of the Bonds or (b) to assign any of its rights under any of the Project Documents (as defined in the Project Indenture as in effect on the date of the Indenture) other than as permitted by the Indenture or the Project Indenture. The Company, NE LP and NE LLC shall not permit or suffer NEA or NJEA to waive a right under, or modify, terminate or amend, any material term of any Power Purchase Agreement unless (i) NE LP delivers to the Trustee a certificate, in form and substance reasonably satisfactory to the Trustee, of an independent engineer acceptable to the Trustee (which may, absent any conflict or the objection of the Trustee, be the Independent Engineer with respect to the Project Securities), certifying that such waiver, modification, termination or amendment could not reasonably be expected to have a material adverse effect on the Company, NE LP, NE LLC or the Holders of the Bonds and (ii) Moody's and S&P confirm that the then existing ratings of the Bonds will not be lowered as a result of such waiver, modification, termination or amendment.

SECTION 4.18.  COMPLIANCE.

         Each of the Company, NE LP and NE LLC shall at all times obtain, maintain and comply in all material respects with all material governmental consents and all applicable laws. NE LP shall at all times, in its capacity as general partner of NEA and NJEA, cause NEA and NJEA to comply with all material terms and provisions of the Project Indenture (as in effect as of the date of the Indenture), unless the failure to comply could not reasonably be expected to have a material adverse effect on the Company, NE LP, NE LLC or the Holders of the Bonds. Notwithstanding the expiration or termination of the Project Indenture (whether at the stated maturity of the last to mature of the Project Securities or otherwise) or the exercise by holders of the Project Securities of their rights with respect to satisfaction and discharge of the Project Indenture, legal or covenant defeasance or any other prepayment of the Project

Securities permitted or required by the Project Indenture, NE LP shall, in its capacity as general partner of NEA and NJEA, cause NEA and NJEA to comply with the covenants and provisions contained in Sections 7.2, 7.3, 7.4, 7.5, 7.12, 7.13, 7.14, 7.16, 7.20, 7.21 and 7.25 of the Project Indenture, as if such covenants and provisions were still in full force and effect (which covenants and provisions relate to such matters as the maintenance of existence of the Partnerships, the maintenance of rights necessary to conduct the business of the Partnerships, the operation and maintenance of the Projects, compliance with the formation documents of the Partnerships, the maintenance of governmental approvals, compliance with laws, the maintenance of insurance, the payment of taxes, the incurrence of liens and guaranties, the prohibition on certain dispositions of assets, the nature of business conducted by the partnerships, employee benefit plans, certain transactions with affiliates, the making of investments and the maintenance of QF status by the Partnerships.)

SECTION 4.19.  MAINTAINING RIGHTS UNDER PROJECT DOCUMENTS.

         Subject to Sections 4.17 and 4.18 hereof, the Company, NE LP and NE LLC shall take all actions necessary to cause NEA and NJEA to maintain and preserve the material rights granted to NEA and NJEA pursuant to the Project Documents and to comply therewith unless the failure to maintain and preserve such rights could not reasonably be expected to have a material adverse effect on the Company, NE LP, NE LLC or the Holders of the Bonds.

SECTION 4.20.  PARTNERSHIP DISTRIBUTIONS.

         NE LP shall, in its capacity as general partner of NEA and NJEA, cause NEA and NJEA to distribute to NE LP and NE LLC all amounts released to NEA and NJEA or permitted to be withdrawn by NEA or NJEA from the Partnership Distribution Fund (as defined in the Project Indenture as in effect on the date of the Indenture) or any subfund thereof in accordance with the Project Indenture, and; following the expiration or termination of the Project Indenture, shall in its capacity as general partner of NEA and NJEA, cause NEA and NJEA to distribute to NE LP and NE LLC all amounts available for distribution in accordance with the Project Indenture.

SECTION 4.21.  LIMITATION ON ISSUANCES OF GUARANTEES AND INDEMNITIES.

         The Company, NE LP and NE LLC shall not directly or indirectly, incur or have outstanding any Guarantees or indemnities or assume any other suretyship obligations, except, (a) the Bond Guaranty, (b) Guarantees arising in the ordinary course of business not to exceed $250,000 in the aggregate at any one time outstanding and (c) indemnities or reimbursement obligations with respect to any Acceptable Credit Support or otherwise, so long as such indemnities or reimbursement obligations are payable only to the extent Restricted Payments can be made and the party in respect of whom such indemnities or reimbursement obligations run in favor waives its rights to exercise remedies in respect thereof so long as the Bonds are outstanding.

SECTION 4.22.  LIMITATIONS ON LOANS AND ADVANCES.

         The Company, NE LP and NE LLC shall not, directly or indirectly, make any loans or advances to, or acquire any stock, obligations or securities of, any Person, except in connection with the incurrence of Permitted Indebtedness.

SECTION 4.23.  PAYMENTS FOR CONSENT.

         The Company, NE LP and NE LLC shall not, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Bonds for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Bonds unless such consideration is offered to be paid or is paid to all Holders of the Bonds that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.24.  ADDITIONAL BOND GUARANTEES.

         If the Company, NE LP, NE LLC or any of their respective Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, then such newly acquired or created Subsidiary shall become a Guarantor by executing a Supplemental Indenture in the form attached hereto as Exhibit F and deliver an Opinion of Counsel to the Trustee to the effect that such Supplemental Indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (subject to customary exceptions).

SECTION 4.25.  REGULATORY LIMITATIONS.

         Neither the Company nor NE LP shall, nor shall NE LP permit either Partnership to, take or omit to take any action, or permit any person to take or omit to take any action, which action or omission could foreseeably result in:
(i) either of the Projects ceasing to be a Qualifying Facility; except as permitted by the Project Indemnity, (ii) the Company, NE LP or the Partnerships becoming: (A) subject to regulation under Part II or the Federal Power Act, except for Sections 202(c), 210, 211, 212, 213, 214 and 305(c) of the Federal Power Act and the enforcement provisions of Part III of the Federal Power Act relating thereto, (B) an "electric utility company" for purposes of the Holding Company Act, (C) subject to state laws or regulations respecting the rates of electric utilities or state laws or regulations respecting the financial and organizational regulation of electric utilities (except for state laws or regulations implementing Subpart C of 18 C.F.R. Part 292) or (D) subject to state regulation as a provider of thermal energy under applicable state laws and/or regulations; or (iii) any Holder of the Bonds, the Trustee or the Collateral Agent becoming (A) "primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities)", pursuant to FERC's PURPA regulations, (B) an "electric utility" or an "electric utility holding company" or a wholly or partially-owned, direct or indirect, subsidiary of an "electric utility" or

"electric utility holding company" pursuant to the Holding Company Act, or (C) subject to regulation under applicable state laws and/or regulations as state-regulated provider of utility services.

         In addition, NE LP shall not permit any Partnership to sell any electricity generated by the Project to any retail end-user (i.e., industrial, commercial or residential electric customers) unless applicable law permits such sales without jeopardizing either Project's Exempt Wholesale Generator status; provided that any failure to maintain Exempt Wholesale Generator status presents a material risk to either Project.

SECTION 4.26.  LIMITATIONS ON INVESTMENTS.

         The Company, NE LP and NE LLC may not make any investment other than Permitted Investments.

SECTION 4.27.   AUDITOR.

         The Company and NE LP shall appoint and maintain an internationally recognized auditor.

SECTION 4.28.   USE OF PROCEEDS.

         The Company, NE LP and NE LLC shall use the net proceeds of the Offering (and the net proceeds of the Bond Loan), after deducting fees and expenses, to reimburse certain of the Sponsors' subsidiaries for a portion of the original $533 million equity contribution that was used to finance the cost of the Acquisitions.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         None of the Company, NE LP, NE LLC, NEA or NJEA shall consolidate or merge with or into (whether or not such entity is the surviving entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets or all or any of the partner interests of NEA or NJEA in on or more related transactions to any Person unless (a) such consolidation, merger, sale, assignment, lease, conveyance or other disposition
(i) does not constitute a change of control or (ii) constitutes a Change of Control and a Change of Control Offer is made pursuant to Section 4.15 hereof,
(b)(i) the Company, NE LP or NE LLC (as the case may be) is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company, NE LP or NE LLC as the case may be) or the entity to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (1) is a corporation or a partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia and
(2) assumes all of the Obligations of the Company, NE LP or NE LLC (as the case may be) under the Note, the Bonds, the Indenture, the Bond Guaranty, the Company and Partner Pledge Agreement and the Registration Rights Agreement, (c) immediately after giving effect to such transaction, no Default or Event of

Default exists, (d) Moody's and S&P confirm that the then current ratings of the Bonds will not be lowered as a result thereof and (e) the Company, NE LP and NE LLC would be permitted under Section 4.09 to incur one dollar of Indebtedness the proceeds of which would be used to finance capital expenditures other than Required improvements for NEA and/or NJEA.

         The Company, NE LP and NE LLC, as the case may be, shall deliver to the Trustee an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clause (e) above) and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with;

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company, NE LP or NE LLC in accordance with Section 5.01 hereof, the successor entity formed by such consolidation or into or with which the Company, NE LP or NE LLC is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such entity, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company," "NE LP" or "NE LLC", as the case may be, shall refer instead to the successor entity and not to the Company, NE LP or NE LLC, as the case may be, and may exercise every right and power of the Company, NE LP or NE LLC, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company, NE LP or NE LLC, as the case may be, herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Bonds except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

         Each of the following constitutes an "Event of Default":

          (a) the Company or NE LP, as applicable, defaults in the payment of principal of or premium, if any, on the Bonds or the Note when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise and such default continues for a period of 15 days;

          (b) the Company or NE LP, as applicable, defaults in the payment when due of interest on or Registration Default Damages, if any, with respect to the Bonds or the Note and such default continues for a period of 15 days;

          (c) the Company, NE LP or NE LLC fails to comply with any of the provisions of Section 4.07, 4.09, 4.15 or 5.01 hereof;

          (d) the Company, NE LP or NE LLC fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Bonds or any of the Collateral Documents to which it is a party for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Bonds then outstanding voting as a single class;

          (e) the Company, NE LP or NE LLC defaults in the payment when due (after giving effect to any applicable grace periods) of any principal of or premium, if any, or interest on any Indebtedness (other than the Bonds or the Note) the principal amount of which exceeds $3 million in the aggregate;

          (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company, NE LP or NE LLC and such judgment or judgments remain unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $3 million;

          (g) Any of the material provisions of the Collateral Documents shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any lien granted thereby or the priority thereof ceases or fails for any reason to be in full force and effect (and such unenforceable provisions or cessation or failure of a lien is not cured within 10 days after the Company, NE LP or NE LLC has obtained knowledge thereof);

          (h) the Company, NE LP or NE LLC pursuant to or within the meaning of Bankruptcy Law:

                  (i)  commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (i) is for relief against the Company, NE LP or NE LLC in an involuntary case;

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

                (ii) appoints a custodian of the Company, NE LP or NE LLC or for all or substantially all of the property of the Company, NE LP or NE LLC; or

                (iii) orders the liquidation of the Company, NE LP or NE LLC; and the order or decree remains unstayed and in effect for 60 consecutive days;

          (j) Any limited partnership or limited liability company agreement of NE LP or NE LLC as amended from time to time ceases to be valid and binding and in full force and effect in all material respects;

          (k) Any default by a counterparty under any of the Material
Project Agreements occurs (as defined in the Project Indenture as in effect on the date of the Indenture) that would likely have a material adverse effect on the Company, NE LP or NE LLC or the Holders of the Bonds and such default is not cured within 180 days (or 360 days if the applicable Partnership has promptly commenced and is diligently using its best efforts to cure such default);

          (l) An "Event of Default" (as defined in the Project Indenture as in effect on the date of the Indenture) occurs other than as a result of the breach of an immaterial covenant; and

          (m) the maturity date of the Project Securities are accelerated.

SECTION 6.02. ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company NE LP or NE
LLC), occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Bonds may declare by written notice to the Company the principal amount of all the Bonds then outstanding to be due and payable immediately. Upon any such declaration, the Bonds shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, NE LP or NE LLC, the principal amount of all outstanding Bonds shall be due and payable immediately without further action or notice. The Holders of the Bonds may not enforce the Indenture or the Bonds except as provided in the Indenture. Subject to Section 6.05 and 7.02(f), Holders of a majority in principal amount of the then outstanding Bonds may direct the Trustee in its exercise of any trust or power. The Holders of not less than a majority in aggregate principal amount of the then outstanding Bonds by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences under the Indenture if the recission would not conflict with any judgment or decree and if all existing Events of Default (except a continuing Default or Event of Default in the payment of principal, interest or premium, if any, on the Bonds that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs on or after June 30, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company

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

would have had to pay if the Company then had elected to redeem the Bonds pursuant to Section 3.07 hereof, then, upon acceleration of the Bonds, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Bonds to the contrary notwithstanding. If an Event of Default occurs prior to June 30, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on optional redemption of the Bonds prior to such date, then, upon acceleration of the Bonds, the Make Whole Premium shall also become and be immediately due and payable to the extent permitted by law.

SECTION 6.03.  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Bonds, the Note and the Bond Guaranty or to enforce the performance of any provision of the Bonds or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Bond in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Bonds by written notice to the Trustee may on behalf of all of the Holders waive an existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium and Registration Default Damages, if any, or interest on, the Bonds (including in connection with an offer to purchase); provided, however, that the Holders of not less than a majority in aggregate principal amount of the then outstanding Bonds by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences under the Indenture, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon or affect any rights of the Trustee to collect amounts due to it pursuant to Section 7.07 hereof.

SECTION 6.05.  CONTROL BY MAJORITY.

         Holders of a majority in aggregate principal amount of the then outstanding Bonds may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Bonds or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

         A Holder of a Bond may pursue a remedy with respect to this Indenture or the Bonds only if:

         (a) the Holder of a Bond gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Bonds make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Bond or Holders of Bonds offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Bonds do not give the Trustee a direction inconsistent with the request.

         A Holder of a Bond may not use this Indenture to prejudice the rights of another Holder of a Bond or to obtain a preference or priority over another Holder of a Bond.

SECTION 6.07.  RIGHTS OF HOLDERS OF BONDS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Bond to receive payment of principal, premium and Registration Default Damages, if any, and interest on the Bond, on or after the respective due dates expressed in the Bond (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Registration Default Damages, if any, and interest remaining unpaid on the Bonds and the Note and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents and take such other actions as it may deem necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Bonds allowed in any judicial proceedings relative to the Company, NE LP or NE LLC (or any other obligor upon the Bonds), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Bonds for amounts due and unpaid on the Bonds for principal, premium and Registration Default Damages, if any, and interest, ratably (based on the principal amount of Bonds deemed hereunder to be outstanding at the time of distribution), without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal, premium and Registration Default Damages, if any and interest, respectively;

         Third: to the ratable payment of all other Obligations under this Indenture, until all Obligations shall have been paid in full; and

         Fourth: to or at the direction of NE LP or to such party as a court of competent jurisdiction shall direct.

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
         The Trustee may fix a record date and payment date for any payment to Holders of Bonds pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Bond pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Bonds.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs provided that the Trustee shall be entitled to presume conclusively that no premium or Make Whole Premium is due pursuant to the last paragraph of
Section 6.02 unless it receives evidence which in its reasonable opinion, it believes establishes that such additional amount is due.

          (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

provided that the Trustee shall not be deemed to know of any Default or any fact or occurrence upon the happening of which it might be required to take action unless one of its Responsible Officers has actual knowledge thereof or it has received written notice thereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both or a certificate or opinion of an independent engineer recognized as an expert in its field or of internationally recognized independent accountant. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel or such certificate or opinion of an independent engineer or of independent accountant. With respect to the amount of Registration Default Damages owed at any time, the Trustee may rely upon written notification from the Purchaser. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it thereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

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

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (h) any permissive right or power available to the Trustee under this Indenture or any supplement hereto shall not be construed to be a mandatory duty or obligation;

          (i) the Trustee shall have no liability for any inaccuracy in the books or records of, or for any actions or omissions of, DTC, Euroclear or CEDEL or any other Depository or Participant.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledge of Bonds and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that, after the occurrence of an Event of Default, the Trustee has or acquires any conflicting interest as determined in
Section 310(b) of the TIA it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Bonds, it shall not be accountable for the Company's use of the proceeds from the Bonds or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Bonds or any other document in connection with the sale of the Bonds or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Bonds a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Bond, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Bonds.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE BONDS.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Bonds remain outstanding, the Trustee shall mail to the Holders of the Bonds a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Bonds shall be mailed to the Company and filed with the SEC and each stock exchange on which the Bonds are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Bonds are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the

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

Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Bonds on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Bonds. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Bonds of a majority in principal amount of the then outstanding Bonds may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Bonds may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

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

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Bonds of at least 10% in principal amount of the then outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Bond who has been a Holder of a Bond for at least six months, fails to comply with Section 7.10, such Holder of a Bond may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Bonds. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

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

SECTION 7.12.  RIGHTS AND INDEMNITIES OF COLLATERAL AGENT.

         The rights, protections and indemnities provided to the Trustee herein shall also be provided, and apply, to State Street Bank and Trust Company, as Collateral Agent.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Bonds upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Bonds on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Bonds, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Bonds and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Bonds to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on and Registration Default Damages, if any, with respect to such Bonds when such payments are due, (b) the Company's obligations with respect to such Bonds under Article 2 and Section
4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.10, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23,
4.24, 4.25, 4.26, 4.27, and 4.28 hereof with respect to the outstanding Bonds on

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and after the date the conditions set forth in Section 8.04 are satisfied
(hereinafter, "Covenant Defeasance"), and the Bonds shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Bonds shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Bonds, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Bonds shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Bonds:

In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Registration Default Damages, if any, and interest on the outstanding Bonds on the stated maturity date for payment thereof or on the applicable redemption date, as the case may be;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal

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

income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Bonds pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Bonds shall be held in trust and applied by the Trustee, in accordance with the provisions of such Bonds and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Bonds of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law or by Section 2.04 and Article X hereof.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and

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

interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Bonds.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Bond and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Bond shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Bonds shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Bond following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Bonds to receive such payment from the money held by the Trustee or Paying Agent.

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                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF BONDS.

         Notwithstanding Section 9.02 of this Indenture, the Company, NE LP, NE LLC and the Trustee may amend or supplement this Indenture and the other Financing Agreements (other than the Pledge Agreements, which may be amended by the parties thereto for the purposes that follow) or the Bonds without the consent of any Holder of a Bond:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Bonds in addition to or in place of certificated Bonds or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Company's obligations to the Holders of the Bonds by a successor to the Company pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Bonds or that does not adversely affect the legal rights hereunder of any Holder of the Bond; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company, NE LP and NE LLC in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF BONDS.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 4.15 hereof), and the other Financing Agreements and the Bonds may be amended or supplemented, and with the consent of the Holders of at least a majority in principal amount of the Bonds then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Bonds), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on or Registration Default Damages with respect to the Bonds, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the other Financing Agreements or the Bonds may be waived

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

with the consent of the Holders of a majority in principal amount of the then outstanding Bonds voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Bonds).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Bonds as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Bonds under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Bonds affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Bonds then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Bonds. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Bonds held by a non-consenting Holder):

         (a) reduce the principal amount of Bonds whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Bond or alter or waive any of the provisions with respect to extraordinary or optional redemption of the Bonds except as provided above with respect to Sections 4.15 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Bond;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Registration Default Damages, if any, on the Bonds (except a rescission of acceleration of the Bonds by the Holders of at least a majority in aggregate principal amount of the then outstanding Bonds and a waiver of the payment default that resulted from such acceleration);

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

         (e) make any Bond payable in money other than that stated in the Bonds;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Bonds to receive payments of principal of or premium, if any, or interest or Registration Default Damages, if any or Registration Default Damages, if any, on the Bonds;

         (g) waive a redemption payment with respect to any Bond (other than a payment required by Section 4.15 hereof;

         (h) make a change in or waive the security provisions of any of the Financing Agreements;

         (i) make change in or waive the applicability of the Bond Guaranty; and

         (j) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Bonds shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Bond is a continuing consent by the Holder of a Bond and every subsequent Holder of a Bond or portion of a Bond that evidences the same debt as the consenting Holder's Bond, even if notation of the consent is not made on any Bond. However, any such Holder of a Bond or subsequent Holder of a Bond may revoke the consent as to its Bond if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF BONDS.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Bond thereafter authenticated. The Company in exchange for all Bonds may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Bonds that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Bond shall not affect the validity and effect of such amendment, supplement or waiver.


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SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                              ACCOUNTS AND REVENUES

SECTION 10.01. ESTABLISHMENT OF ACCOUNTS.

         (a) The following Accounts are hereby established and created on behalf of NE LP and NE LLC with the Trustee in the name of the Trustee and the Collateral Agent:

                  (i)      Revenues Account;

                  (ii)     Debt Service Account;

                  (iii)    Debt Service Reserve Account; and

                  (iv)     Distribution Account.

         (b) All Accounts are hereby pledged to the Trustee for its benefit, the benefit of the Collateral Agent and the ratable benefit of the Holders of the Bonds and shall be under the exclusive dominion and control of the Trustee and, except as expressly provided herein, none of the Company, NE LP or NE LLC shall have any right to withdraw funds from any Account. Each of NE LP and NE LLC hereby irrevocably authorizes the Trustee to receive and deposit all Revenues into an account designated the "Revenues Account" and to withdraw and transfer funds from the Revenues Account on a monthly basis on the first Business Day of each month (the "Transfer Date") in the order of priority set forth in Sections
10.02 hereof, in accordance with the terms of this Indenture.

SECTION 10.02. REVENUES ACCOUNT.

         (a) Without limitation of any other amounts required under this Indenture to be deposited in the Revenues Account, NE LP and NE LLC shall deposit and/or cause to be deposited all Revenues with the Trustee in the Revenues Account and in furtherance thereof NE LP, NE LLC and, if applicable, the Company, shall instruct each Person from whom it receives or is entitled to receive Revenues to pay such Revenues (identifying them as such) directly to the Trustee for deposit in the Revenues Account, and the Trustee shall be entitled to receive directly all Revenues from the Persons owing the same but except in

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

its capacity as trustee under the Project Indenture shall have no obligation otherwise with respect to the collection thereof. In the event that any Revenues are remitted directly to, or otherwise received by, any of NE LP, NE LLC or the Company, as the case may be, such Person shall hold such Revenues in trust for the Trustee and shall promptly remit such Revenues, in the form received (with any necessary endorsement) to the Trustee for deposit in the Revenues Account.

         (b) On each Transfer Date, the Trustee shall make the following transfers from funds then on deposit in the Revenues Account (after giving effect to all transfers to be made to the Revenues Account on such date) in the respective amounts, and in the order of priority, set forth below:

                  (i) first, to an account designated the "Debt Service Account", into which shall be deposited an amount equal to the difference between (i) the amount then on deposit therein and (ii) the aggregate amount of principal, premium, if any, interest on and Registration Default Damages, if any, scheduled to be paid in respect of the Bonds on the next semi-annual payment date and any trustee, registration or other administrative expenses, as certified by the Company to the Trustee and not exceeding $10,000 in any semi-annual period, due during the next six months. The Trustee shall apply the funds on deposit in the Debt Service Account to make payments on the Bonds when due and to pay up to $10,000 of trustee, registration or other administrative expenses with respect to the Bonds when due.

                  (ii) second, to an account designated the "Debt Service Reserve Account," into which shall be deposited an amount equal to the difference between (i) the sum of the amount then on deposit therein and the undrawn amount of any Acceptable Credit Support credited thereto and (ii) the aggregate principal, premium, if any, interest on and Registration Default Damages, if any, scheduled to be paid with respect of the Bonds on the next semi-annual payment date (the "Required DSRA Balance"). The Trustee shall apply the funds on deposit in the Debt Service Reserve Account (including any amounts available to be drawn under Acceptable Credit Support credited thereto after cash then on deposit therein has been exhausted) to pay amounts due and payable in respect of the Bonds to the extent that on a semi annual payment date there are insufficient funds in the Debt Service Account to do so; and

                  (iii) finally, any amount remaining in the Revenues Account will be transferred to an account designated the "Distribution Account" if and only if, at the time of and after giving effect to such transfer and the deemed removal of funds from the Distribution Account pursuant to Section 4.07:

                           (x) the Debt Service Account and Debt Service Reserve
                  Account are funded to their then required levels;

                           (y) no Default or Event of Default under the
                  Indenture has occurred and is continuing or would occur as a consequence thereof; and

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

                           (z) the Debt Service Coverage Ratio and the Projected
                  Debt Service Coverage Ratio equal or exceed 1.4 to 1, provided that, in calculating the Debt Service Coverage Ratio for purposes of this clause (c) at any time prior to December 30, 1998, the Operating Revenues received and scheduled debt service payment referred to in clauses (i) and (ii) of the definition thereof shall be measured for the period of months that has elapsed from the date of the Acquisitions to the date of such calculations.

         Notwithstanding the foregoing, no funds shall be permitted to be transferred to the Distribution Account prior to June 30, 1998. Thereafter, on any Transfer Date, promptly upon receipt by the Trustee of an Officer Certificate and other documents required pursuant to Section 4.07, the Trustee shall be authorized and directed to release moneys in the Distribution Account to or at the direction of NE LP.

SECTION 10.03. ACCEPTABLE CREDIT SUPPORT.

         (a) Provided that no Default or Event of Default has occurred and is continuing and subject to clauses (b) and (c) below, the Company may in writing, accompanied by the documents required by Section 13.04, request payment to it of all or a portion of the cash deposited or required to be deposited in the Debt Service Reserve Account upon the deposit of Acceptable Credit Support in an equal amount. Upon such Deposit of Acceptable Credit Support and receipt by the Trustee of such written request, the Trustee shall be authorized and directed to release such replaced cash to or at the direction of NE LP.

         (b) The Trustee shall be the beneficiary under any letter of credit and under any Guarantee constituting Acceptable Credit Support, and any Acceptable Credit Support shall allow drawings by the Trustee and the Trustee shall draw upon such Acceptable Credit Support if it is not renewed at least 30 days prior to its expiration date or if the ratings of any guarantor or letter of credit issuer fall below the required levels and alternative Acceptable Credit Support or cash is not provided to the Trustee within 15 days thereafter. If at any semi-annual interest payment date, the funds then on deposit in the Debt Service Account are insufficient to cover the payments set forth in Section 10.02(b)(i) hereof, the Trustee shall apply the funds then on deposit in the Revenues Account and, if still insufficient, the funds then on deposit in the Debt Service Reserve Account as provided in Section 10.02(b)(ii) hereof and/or if on any semi-annual interest payment date, the funds then on deposit in the Debt Service Reserve Account are insufficient to cover the Required DSRA Balance pursuant to Section 10.02(b)(ii) hereof, the Trustee is hereby authorized to transfer the funds on deposit in the Revenues Account and, if still insufficient, to draw upon such Acceptable Credit Support pro rata (if more than one) or otherwise in accordance with the terms of such Acceptable Credit Support (after cash then on deposit therein has been exhausted).

         (c) The issuer of or account party to any letter of credit or Guarantee shall have rights of subrogation against the Company, NE LP or NE LLC so long as (a) the Obligations of the Company, NE LP and NE LLC in respect thereof are subordinated to the repayment of the Bond Loan and the Bonds and are payable only to the extent Restricted Payments can be made and (b) such issuer

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

or account party waives its rights to exercise remedies in respect of such Obligations so long as the Bonds are outstanding.

SECTION 10.04. INITIAL DEPOSIT OF CASH OR ACCEPTABLE CREDIT SUPPORT.

         Prior to or at the date hereof and as a condition precedent to the consummation of the transactions contemplated herein and in the other Financing Agreements, cash or Acceptable Credit Support in an aggregate amount equal to the first Required DSRA Balance shall be deposited in accordance with this
Article 10 into the Debt Service Reserve Account.

SECTION 10.05. THE ACCOUNTS AS COLLATERAL; TRUSTEE AS COLLATERAL AGENT.

         (a) NE LP and NE LLC each hereby pledges and grants to the Trustee as Collateral Agent for its benefit (as Trustee and Collateral Agent) and for the ratable benefit of the Holders of Bonds, a continuing first priority security interest in all of its right, title and interest in the Accounts and in all funds deposited therein and all Permitted Investments credited thereto. The foregoing security interest secures prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations of (i) the Company under the Indenture and the Bonds, (ii) NE LP and NE LLC under the Indenture and (iii) NE LP under the Note and the Bond Guaranty. The Trustee is hereby authorized to invest the funds on deposit in the Accounts in the Permitted Investments at the written request of and as directed by NE LP.

         (b) If an Event of Default shall have occurred and be continuing, then in addition to the remedies provided in Article Six hereof, the Collateral Agent may (but shall be under no obligation to) exercise any and all rights and remedies granted to a "secured party" under the Uniform Commercial Code of the State of New York.

                                   ARTICLE 11.
                             COLLATERAL AND SECURITY

SECTION 11.01. PLEDGE AGREEMENTS.

           The due and punctual payment of the principal of and interest and Registration Default Damages, if any, on the Bonds when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Registration Default Damages (to the extent permitted by law), if any, on the Note and the Bonds and performance of all other Obligations of the Company, NE LP and NE LLC to the Holders of Bonds or the Trustee under this Indenture, the Note, the Bond Guaranty and the Bonds, as applicable, according to the terms hereunder or thereunder, shall be secured as provided in the Company and Partner Pledge Agreement which the Company, NE LP and NE LLC have entered into and in the Sponsor Pledge Agreement which the Sponsor Affiliates entered into simultaneously with the execution of this Indenture and forms of which are attached as Exhibit G hereto. The Company and

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

Partner Pledge Agreement and the Sponsor Pledge Agreement are collectively referred to as the "Pledge Agreements" and each individually as a "Pledge Agreement." Each Holder of Bonds, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreements (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company, NE LP and NE LLC shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Company and Partner Pledge Agreement and the Sponsor Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the provisions of the Company and Partner Pledge Agreement, or as may be reasonably requested by the Trustee or Collateral Agent, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Company and Partner Pledge Agreement, so as to render the same available for the security and benefit of this Indenture, the Note, the Bond Guaranty and of the Bonds secured hereby, according to the intent and purposes herein expressed and to create and maintain, as security for the Obligations of the Company, NE LP and NE LLC hereunder and under the Note, the Bond Guaranty and the Bonds, as applicable, a valid and enforceable perfected first priority (or, with respect to NE LP's one percent general partner interest in each Partnership, second priority) Lien in and on all the Pledged Collateral in favor of the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders of the Bonds, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

SECTION 11.02. RECORDING AND OPINIONS.

         (a) The Company, NE LP and NE LLC shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Company and Partner Pledge Agreement and the Sponsor Pledge Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

         (b) The Company, NE LP and NE LLC shall furnish to the Collateral
Agent and the Trustee on December 31 in each year beginning with December 31, 1998, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Company and Partner Pledge Agreement and the Sponsor Pledge Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the

Holders of Bonds and the Collateral Agent and the Trustee hereunder and under the Company and Partner Pledge Agreement and the Sponsor Pledge Agreement with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

         (c) The Company shall otherwise comply with the provisions of TIA ss.314(b).

SECTION 11.03. RELEASE OF COLLATERAL.

         (a) No Pledged Collateral shall be released from the Lien and security interest created by the Pledge Agreements and pursuant to the provisions of each such Pledge Agreement unless there shall have been delivered to the Trustee and the Collateral Agent the certificate required by Section 11.04.

         (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Bonds shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Pledged Collateral pursuant to the provisions of any Pledge Agreement shall be effective as against the Holders of Bonds.

         (c) The release of any Pledged Collateral from the terms of this Indenture; the Company and Partner Pledge Agreement and the Sponsor Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Company and Partner Pledge Agreement, the Sponsor Pledge Agreement and this Indenture. To the extent applicable, the Company shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Company and Partner Pledge Agreement, the Sponsor Pledge Agreement and this Indenture and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Company and Partner Pledge Agreement, the Sponsor Pledge Agreement and this Indenture, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser, accountant or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 11.04. CERTIFICATES OF THE COMPANY.

         The Company, NE LP and NE LLC shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of the Pledged Collateral pursuant to the Company and Partner Pledge Agreement or the Sponsor Pledge Agreement, (i) all documents required by TIA ss. 314(d) and each such Pledge Agreement and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, NE LP and NE LLC, to the effect that such accompanying documents constitute all documents required by TIA ss. 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 11.05. CERTIFICATES OF THE TRUSTEE.

         In the event that the Company wishes to release Pledged Collateral in accordance with the Company and Partner Pledge Agreement and/or the Sponsor Pledge Agreement and has delivered the certificates and documents required by the Company and Partner Pledge Agreement and/or the Sponsor Pledge Agreement and Sections 11.03 and 11.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.04(b), shall deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 11.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE PLEDGE AGREEMENTS.

         Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may in the case of an Event of Default, in its sole discretion and without the consent of the Holders of Bonds (subject to Section 6.05), direct, on behalf of the Holders of Bonds, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company, NE LP and NE LLC hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Pledge Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Bonds in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Bonds or of the Trustee).

SECTION 11.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE AGREEMENTS.

         The Trustee is authorized and required to receive for the benefit of the Holders of Bonds any funds distributed under the Pledge Agreements, and shall deposit such funds in the Revenues Account to be administered as set forth in Section 10.02 and make further distributions of such funds to the Holders of Bonds according to the provisions of this Indenture.

SECTION 11.08. TERMINATION OF SECURITY INTEREST.

         Upon the payment in full of all Obligations of (i) the Company under this Indenture and the Bonds, (ii) of NE LP LLC under the Indenture and (iii) NE LP under the Note and the Bond Guaranty, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge Agreements.

                                   ARTICLE 12.
                                  BOND GUARANTY

SECTION 12.01. BOND GUARANTY.

         Subject to this Article 12, NE LP hereby unconditionally guarantees to each Holder of a Bond authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Bonds or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on and Registration Default Damages, if any, with respect to the Bonds will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Bonds, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Bonds or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, NE LP shall be obligated to pay the same immediately. NE LP agrees that this is a guarantee of payment and not a guarantee of collection.

         NE LP hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Bonds or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Bonds with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. NE LP hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Bond Guaranty shall not be discharged except by complete performance of the obligations contained in the Bonds and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, NE LP, NE LLC or any custodian, trustee, liquidator or other similar official acting in relation to either the Company, NE LP or NE

LLC, any amount paid by either to the Trustee or such Holder, this Bond Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

         NE LP agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. NE LP further agrees that, as between NE LP, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Bond Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by NE LP for the purpose of this Bond Guaranty.

SECTION 12.02. LIMITATION ON GUARANTOR LIABILITY.

         NE LP, and by its acceptance of Bonds, each Holder, hereby confirms that it is the intention of all such parties that the Bond Guaranty of NE LP not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Bond Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and NE LP hereby irrevocably agree that the obligations of NE LP under its Bond Guaranty and this
Article 12 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of NE LP that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor, if any, in respect of the obligations of such other Guarantor, if any, under this Article 12, result in the obligations of NE LP under its Bond Guaranty not constituting a fraudulent transfer or conveyance.

SECTION 12.03. EXECUTION AND DELIVERY OF BOND GUARANTY.

         To evidence its Bond Guaranty set forth in Section 12.01, NE LP hereby agrees that a notation of such Bond Guaranty substantially in the form included in Exhibit E shall be endorsed by an Officer of NE LP on each Bond authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of NE LP by its President or one of its Vice Presidents.

         NE LP hereby agrees that its Bond Guaranty set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Bond a notation of such Bond Guaranty.

         If an Officer whose signature is on this Indenture or on the Bond Guaranty no longer holds that office at the time the Trustee authenticates the Bond on which a Bond Guaranty is endorsed, the Bond Guaranty shall be valid nevertheless.

         The delivery of any Bond by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Bond Guaranty set forth in this Indenture on behalf of the NE LP.

         In the event that the Company, NE LP or NE LLC creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by
Section 4.24 hereof, the Company, NE LP and NE LLC shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Bond Guaranty in accordance with Section 4.24 hereof and this Article 12, to the extent applicable.

SECTION 12.04. GUARANTOR'S MERGER, CONSOLIDATION, ETC.

         NE LP may not, nor may any other future Guarantor, if any, consolidate with or merge with or into (whether or not NE LP or such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor except as expressly permitted under and subject to conditions set forth in
Section 5.01 hereof.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Bond Guaranty endorsed upon the Bonds and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by NE LP and any other future Guarantor, if any, such successor Person shall succeed to and be substituted for NE LP and any other future Guarantor, if any, the with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Bond Guarantees to be endorsed upon all of the Bonds issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Bond Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Bond Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Bond Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Bonds shall prevent any consolidation or merger of NE LP or any other future Guarantor, if any, with or into the Company or NE LP or any other future Guarantor, if any, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                                   ARTICLE 13.
                                  MISCELLANEOUS

SECTION 13.01. TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 13.02. NOTICES.

         Any notice or communication by the Company, NE LP, NE LLC, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

         If to the Company, NE LP and NE LLC:

                  ESI Tractebel Acquisition Corp.
                  Northeast Energy, LP
                  Northeast Energy, LLC
                  c/o ESI Energy, Inc.
                  11760 US Highway One
                  North Palm Beach, FL  33408
                  Telecopier No.:  (561) 691-3615
                  Attention:  Glenn E. Smith

         With a copy to:

                  Orrick, Herrington & Sutcliffe LLP
                  666 Fifth Avenue
                  New York, NY  10103
                  Telecopier No.: (212) 506-5151
                  Attention: Daniel A. Mathews

                  If to the Trustee and the Collateral Agent:
                  State Street Bank and Trust Company
                  225 Franklin Street
                  Boston, MA 02110
                  Telecopier No.: (617) 664-5371
                  Attention: Corporate Trust Department - ESI Tractebel

         The Company, NE LP, NE LLC, or the Trustee or the Collateral Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any

Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. COMMUNICATION BY HOLDERS OF BONDS WITH OTHER HOLDERS OF BONDS.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Bonds. The Company, NE LP, NE LLC the Trustee, the Collateral Agent the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06. RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar; Paying Agent or the Collateral Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No director, officer, employee, incorporator, partner, member or stockholder of the Company, NE LP or NE LLC as such shall have any liability for any Obligations of the Company under the Bonds or the Indenture or NE LP under the Note or the Bond Guaranty for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Bond waives and releases all such liability The waiver and release are part of the consideration for issuance of the Bonds. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 13.08. GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTE, THE BONDS AND THE BOND GUARANTY WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, NE LP or NE LLC or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. SUCCESSORS.

         All agreements of the Company, NE LP and NE LLC in this Indenture the Bonds and the Bond Guaranty shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11. SEVERABILITY.

         In case any provision in this Indenture, the Note, the Bonds, Pledge Agreements or the Bond Guaranty shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12. COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of February 19, 1998

                                            ESI TRACTEBEL ACQUISITION CORP.


                                            By:  /s/ Glenn E. Smith
                                                 ----------------------------
                                                 Name:   Glenn E. Smith
                                                 Title:  Vice President


Attest:

-------------------------
Name:
Title:



                                          NORTHEAST ENERGY, LP,

                                          By:  ESI NORTHEAST ENERGY GP, INC.,
                                               as a general partner

                                          By:  /s/ Glenn E. Smith
                                               -------------------------
                                               Name:   Glenn E. Smith
                                               Title:  Vice President

                                          By:  TRACTEBEL NORTHEAST
                                               GENERATION GP, INC.,
                                               as a general partner

                                          By:  /s/ James E. Hammelman
                                               -------------------------
                                               Name:   James E. Hammelman
                                               Title:  Vice President &
                                                       Treasurer

                                 NORTHEAST ENERGY, LLC,

                                 By:   NORTHEAST ENERGY, LP, as its sole member


                                       By: ESI NORTHEAST ENERGY GP, INC.,
                                           as a general partner

                                       By:  /s/ Glenn E. Smith
                                            ----------------------------
                                            Name:   Glenn E. Smith
                                            Title:  Vice President


                                       By:   TRACTEBEL NORTHEAST
                                             GENERATION GP, INC.,
                                             as a general partner

                                       By:  /s/ James E. Hammelman
                                            ----------------------------
                                            Name:   James E. Hammelman
                                            Title:  Vice President &
                                                    Treasurer


                                            STATE STREET BANK AND TRUST COMPANY


                                            BY:  /s/ Chi C. Ma
                                                 ----------------------------
                                                 Name:  Chi C. Ma
                                                 Title: Assistant Vice President

Attest:

/s/ Traci Hopkins
-------------------------
Authorized Signatory
Date:  February 18, 1998

                                   EXHIBIT A-1
                                 (Face of Bond)

===============================================================================


          (a)     CUSIP ............

                          7.99% Secured Bonds due 2011

No.                                                          $
   -----                                                      -------------

                         ESI TRACTEBEL ACQUISITION CORP.

promises to pay to CEDE & CO.

or registered assigns,

         the principal sum of
                              --------------------------------------------
Dollars on December 30, 2011.

Interest Payment Dates:  semi-annually on each June 30 and December 30

Record Dates:  June 15 and December 15

                                                DATED: February 19, 1998


                                                ESI TRACTEBEL ACQUISITION CORP.


                                                BY:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                                            (SEAL)

Certificate of Authentication
-----------------------------

This is one of the Global Bonds
referred to in the
within-mentioned Indenture:


STATE STREET BANK AND TRUST COMPANY,
as Trustee
By:
   ---------------------------------
   (Authorized Officer)

===============================================================================

                                 (Back of Bond)


                          7.99% Secured Bonds due 2011

         "THIS GLOBAL BOND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         "THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (D) TO THE COMPANY OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) BY SUBSEQUENT INVESTORS AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE BONDS EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN THE PREVIOUS SENTENCE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE BONDS."

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                                      A1-2

         1. INTEREST. ESI Tractebel Acquisition Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Bond at 7.99% per annum from the date of issuance until maturity and shall pay the Registration Default Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Registration Default Damages semi-annually on June 30 and December 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Bond is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 30, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Registration Default Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Bonds (except defaulted interest) and Registration Default Damages to the Persons who are registered Holders of Bonds at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Bonds are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Bonds will be payable as to principal, premium and Registration Default Damages, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Registration Default Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Registration Default Damages on, all Global Bonds and all other Bonds the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or NE LP may act as Registrar but shall not act as Paying Agent.

         4. INDENTURE AND PLEDGE AGREEMENTS. The Company issued the Bonds under an Indenture dated as of February 19, 1998 ("Indenture") among the Company, NE LP and NE LLC and the Trustee. The terms of the Bonds include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Bonds are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Bond conflicts with the express provisions of the Indenture, the provisions of the

                                      A1-3

Indenture shall govern and be controlling. The Bonds are secured obligations of the Company limited to $220 million in aggregate principal amount, plus amounts, if any, issued to pay Registration Default Damages on outstanding Bonds as set forth in Paragraph 2 hereof. The Bonds are secured by a pledge of (a) the perfected, first priority pledge by NE LP to the Trustee, for the benefit of the Trustee and the Holders of the Bonds, (i) NE LP's 100% member interest in NE LLC and (ii) NE LP's 98% limited partner interest in each of NEA and NJEA; (b) the second priority pledge by NE LP to the Trustee, for the benefit of the Trustee and the Holders of the Bond, of NE LP's one percent general partner interest in each of NEA and NJEA; (c) the perfected, first priority pledge by NE LLC to the Trustee, for the benefit of the Trustee and the Holders of the Bond, of NE LLC's one percent limited partner interest in each of NEA and NJEA; (d) the perfected, first priority pledge by the Company to the Trustee, for the benefit of the Trustee and the Holders of the Bonds, of the Note evidencing the Bond Loan. In addition, the Bonds are secured by a perfected, first priority lien on the Accounts and all funds deposited therein and all Permitted Investments credited thereto granted to the Trustee and the Collateral Agent, for the benefit of the Trustee, the Collateral Agent and the Holders of the Bonds, by NE LP and NE LLC pursuant to the Indenture. The Bonds are also secured by (a) the perfected, first priority pledge by each of ESI Northeast Energy GP, Inc., ESI Northeast Energy LP, Inc., Tractebel Associates Northeast LP, Inc. and Tractebel Northeast Generation GP, Inc. (collectively, the "Sponsor Affiliates") to the Trustee, as collateral agent (in such capacity, the Collateral Agent") for the benefit of the Collateral Agent, the Trustee and the Holders of the Bonds, of all of such Sponsor Affiliate's partner interests in NE LP and (b) a perfected, first priority pledge by each owner of the Company to the Collateral Agent, for the benefit of the Collateral Agent, the Trustee and the Holders of the Bonds, of all of the outstanding Capital Stock of the Company pursuant to the Sponsor Pledge Agreement referred to in the Indenture (together with the Company and Partner Pledge Agreement, the "Pledge Agreement"). The Pledge Agreements will secure the payment and performance when due of all of the Obligations of the Company under the Indenture and the Bonds, and of NE LP's obligations under the Note and the Bond Guaranty, as provided in the Indenture and the Pledge Agreements.

         5 OPTIONAL REDEMPTION.

         (a) The Company shall not have the option to redeem the Bonds prior to June 30, 2008. Thereafter, the Company at the direction of NE LP shall have the option to redeem the Bonds, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Registration Default Damages thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on June 30 of the years indicated below:


                                      A1-4

Year                                                          Percentage
----                                                          ----------
2008........................................................  101.844%
2009........................................................  101.229%
2010........................................................  100.615%
2011 and thereafter.........................................  100.000%

         6. MANDATORY REDEMPTION; EXTRAORDINARY MANDATORY REDEMPTION

         Except as set forth in this paragraph and in paragraph 7 below and except for the payment of the principal of the Bonds in semiannual installments to the Holders thereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Bonds. The Company shall be required to redeem the Bonds, pro rata, at a redemption price equal to the outstanding principal amount thereof plus accrued and unpaid interest and any Registration Default Damages to the date fixed for redemption if (1) (a) an event occurs which triggers the mandatory redemption or repurchase of any or all of the Project Securities pursuant to the terms of the Project Indenture and (b) any funds so required to be applied to such redemption or repurchase remain after giving effect to such redemption or repurchase of Project Securities, and such excess funds equal at least $2 million and are distributed to NE LP or NE LLC or (2) a buyout or similar payment is made to a Partnership under any Power Purchase Agreement and any such funds are distributed to NE LP or NE LLC in accordance with the terms of the Project Indenture and terms of the Indenture, provided that, in each such case, only such funds so distributed must be applied to the extraordinary mandatory redemption.

         7. REPURCHASE AT OPTION OF HOLDER.

         Upon the occurrence of a Change of Control (which shall not occur if Moody's and S&P confirm that the then existing ratings of the Bonds will not be lowered as a result of any of the events that, in the absence of such confirmed rating, would constitute a Change of Control), the Company shall offer to each Holder to repurchase all or any part (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of such Holder's Bonds pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Registration Default Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Bonds on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Bonds as a result of a Change of Control.

                                      A1-5

         8. NOTICE OF REDEMPTION. Subject to the book entry system described in the Indenture, if less than all of the Bonds are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Bonds to be redeemed or purchased among the Holders of the Bonds in compliance with the requirements of the principal national securities exchange, if any, on which the Bonds are listed or, if the Bonds are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that, except in the case of an extraordinary mandatory redemption, no Bonds will be redeemed or purchased in part if the unredeemed portion will be in an unauthorized denomination. In the event of partial redemption by lot, the particular Bonds to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Bonds not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed. Bonds and portions of Bonds selected shall be in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except that if all of the Bonds of a Holder are to be redeemed, the entire outstanding amount of Bonds held by such Holder, even if not a multiple of $100,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Bonds called for redemption also apply to portions of Bonds called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Bonds are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Bond or portion of a Bond selected for redemption, except for the unredeemed portion of any Bond being redeemed in part. Also, the Company need not exchange or register the transfer of any Bonds for a period of 15 days before a selection of Bonds to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Bond may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Bond Guaranty, the other Financing Agreements or the Bonds may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Bonds voting as a single class, and any existing default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on or Registration Default Damages with respect to the Bonds, except a payment default resulting from acceleration that has been rescinded) or compliance with any provision of the Indenture, the Bond Guaranty, the other Financing Agreements or the Bonds may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Bonds voting as a single class. Without the consent of any Holder of a Bond, the Indenture, the Bond Guaranty, the other Financing

                                      A1-6

Agreements or the Bonds may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Bonds in addition to or in place of certificated Bonds or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder; to provide for the assumption of the Company's obligations to Holders of the Bonds in case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the Holders of the Bonds or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. Events of Default shall occur, if among other things: (i) the Company or NE LP, as applicable, defaults in the payment when due of principal of or premium, if any, on the Bonds or the Note when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise and such default continues for a period of 15 days; (ii) the Company or NE LP, as applicable, defaults in the payment when due of interest on or Registration Default Damages, if any, with respect to the Bonds or the Note and such default continues for a period of 15 days; (iii) the Company, NE LP or NE LLC fails to comply with any of the provisions of Section 4.07, 4.09, 4.15 or 5.01 hereof; (iv) the Company, NE LP or NE LLC fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Bonds or any of the Collateral Documents to which it is a party for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Bonds then outstanding voting as a single class; (v) the Company, NE LP or NE LLC defaults in the payment when due (after giving effect to any applicable grace periods) of any principal of or premium, if any, or interest on any Indebtedness (other than the Bonds or the Note) the principal amount of which exceeds $3 million in the aggregate; (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company, NE LP or NE LLC and such judgment or judgments remain unpaid or, undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $3 million; (vii) Any of the material provisions of the Collateral Documents shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any lien granted thereby or the priority thereof ceases or fails for any reason to be in full force and effect (and such unenforceable provisions or cessation or failure of a lien is not cured within 10 days after the Company, NE LP or NE LLC has obtained knowledge thereof); (viii) certain events of bankruptcy or insolvency with respect to the Company, NE LP or NE LLC occurs;
(ix) any limited partnership or limited liability company agreement of NE LP or NE LLC as amended from time to time ceases to be valid and binding and in full force and effect in all material respects; (x) any default by a counterparty under any of the Material Project Agreements occurs (as defined in the Project Indenture as in effect on the date of the Indenture) that would likely have a material adverse effect on the Company, NE LP or NE LLC or the Holders of the Bonds and such default is not cured within 180 days (or 360 days if the applicable partnership has promptly commenced and is diligently using its best efforts to cure such default); (xi) an "Event of Default" occurs defined in the Project Indenture as in effect on the date of the Indenture) other than as a result of the breach of an immaterial covenant; and (xii) Project Securities are accelerated. If any Event of Default (other than bankruptcy or insolvency events

                                      A1-7
at default) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Bonds may declare by written notice all the Bonds to be due and payable immediately.

         Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Bonds will become due and payable without further action or notice. Holders may not enforce the Indenture or the Bonds except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Bonds may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Bonds notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Bonds then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Bonds waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Bonds. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, partner, member or stockholder of the Company, NE LP or NE LLC as such shall have any liability for any Obligations of the Company under the Bonds or the indenture or NE LP under the Note or the Bond Guaranty for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Bond waives and releases all such liability The waiver and release are part of the consideration for issuance of the Bonds.

         15. AUTHENTICATION. This Bond shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL BONDS AND RESTRICTED DEFINITIVE BONDS. In addition to the rights provided to Holders of Bonds under the Indenture, Holders of Restricted Global Bonds and Restricted Definitive Bonds shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                                      A1-8

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Bonds and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Bonds or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


                                      A1-9

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  ESI Tractebel Acquisition Corp.
                  11760 US Highway One
                  North Palm Beach, FL  33408
                  Attention:  Secretary







                                     A1-10

                                 ASSIGNMENT FORM

To assign this Bond, fill in the form below: (I) or (we) assign and transfer this Bond to



--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Bond on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:  __________________

                                         Your Signature: ______________________
                                         (Sign exactly as your name appears on
                                         the face of this Bond)


Signature Guarantee.

                                     A1-11

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Bond purchased by the Company pursuant to Section 4.15 of the Indenture, check the box below:

                                |_| Section 4.15

         If you want to elect to have only part of the Bond purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased: $________





Date: ______________                     Your Signature: ______________________
                                         (Sign exactly as your name appears
                                         on the Bond)

                                         Tax Identification No: _______________


Signature Guarantee.



                                     A1-12

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND

         The following exchanges of a part of this Global Bond for an interest in another Global Bond or for a Definitive Bond, or exchanges of a part of another Global Bond or Definitive Bond for an interest in this Global Bond, have been made:

                                                        Principal Amount
                Amount of            Amount of               of this
               decrease in          increase in             Global Bond          Signature of
             Principal Amount     Principal Amount          following         authorized officer
Date of             of                   of               such decrease         of Trustee or
Exchange     this Global Bond     this Global Bond        (or increase)         Bond Custodian
--------     ----------------     ----------------      ----------------      ------------------






                                     A1-13

                                  [EXHIBIT A-2]

                  (Face of Regulation S Temporary Global Bond)
================================================================================

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL BOND, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED BONDS, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL BOND SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         CUSIP/CINS _____________

                          7.99% Secured Bonds due 2011

No. ____                                                        $_______________


                         ESI TRACTEBEL ACQUISITION CORP.

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of ___________________________________________

Dollars on December 30, 2011

Interest Payment Dates:  June 30 and December 30

Record Dates: June 15 and December 15

                                           Dated: February 19, 1998

                                           ESI TRACTEBEL ACQUISITION CORP.


                                           By:
                                               -------------------------------
                                               Name:
                                               Title:


                                           [(SEAL)]

Certificate of Authentication
-----------------------------

This is one of the Global
Bonds referred to in the
within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
as Trustee

By:
    ---------------------------------


================================================================================



                                      A2-1

                 (Back of Regulation S Temporary Global Bond)

                          7.99% Secured Bonds due 2011

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL BOND, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED BONDS, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL BOND SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR BONDS IN DEFINITIVE FORM, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE BOND (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE BOND EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE BOND EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE BOND EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) SUCH BOND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE BOND EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.


                                      A2-2

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. ESI Tractebel Acquisition Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Bond at 7.99% per annum from the date of issuance until maturity and shall pay the Registration Default Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Registration Default Damages semi-annually on June 30 and December 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Bond is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 30, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Registration Default Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Until this Regulation S Temporary Global Bond is exchanged for one or more Regulation S Permanent Global Bonds, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Bond shall in all other respects be entitled to the same benefits as other Bonds under the Indenture.

         2. METHOD OF PAYMENT. The Company will pay interest on the Bonds (except defaulted interest) and Registration Default Damages to the Persons who are registered Holders of Bonds at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Bonds are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Bonds will be payable as to principal, premium and Registration Default Damages, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Registration Default Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Registration Default Damages on, all Global Bonds and all other Bonds the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.


                                      A2-3

         3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or NE LP may act as Registrar but shall not act as Paying Agent.

         4. INDENTURE AND PLEDGE AGREEMENTS. The Company issued the Bonds under an Indenture dated as of February 19, 1998 ("Indenture") among the Company, NE LP and NE LLC and the Trustee. The terms of the Bonds include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Bonds are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Bond conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Bonds are secured obligations of the Company limited to $220 million in aggregate principal amount, plus amounts, if any, issued to pay Registration Default Damages on outstanding Bonds as set forth in Paragraph 2 hereof. The Bonds are secured by a pledge of (a) the perfected, first priority pledge by NE LP to the Trustee, for the benefit of the Trustee and the Holders of the Bonds, (i) NE LP's 100% member interest in NE LLC and (ii) NE LP's 98% limited partner interest in each of NEA and NJEA; (b) the second priority pledge by NE LP to the Trustee, for the benefit of the Trustee and the Holders of the Bond, of NE LP's one percent general partner interest in each of NEA and NJEA; (c) the perfected, first priority pledge by NE LLC to the Trustee, for the benefit of the Trustee and the Holders of the Bond, of NE LLC's one percent limited partner interest in each of NEA and NJEA; (d) the perfected, first priority pledge by the Company to the Trustee, for the benefit of the Trustee and the Holders of the Bonds, of the Note evidencing the Bond Loan; and
(e) a perfected, first priority lien on the Accounts and all funds deposited therein and all Permitted Investments credited thereto granted to the Collateral Agent, for the benefit of the Collateral Agent, the Trustee and the Holders of the Bonds, by NE LP and NE LLC pursuant to the Indenture. The Bonds are also secured by (a) the perfected, first priority pledge by each of ESI Northeast Energy GP, Inc., ESI Northeast Energy LP, Inc., Tractebel Associates Northeast LP, Inc. and Tractebel Northeast Generation GP, Inc. (collectively, the "Sponsor Affiliates") to the Trustee, as collateral agent (in such capacity, the Collateral Agent") for the benefit of the Collateral Agent, the Trustee and the Holders of the Bonds, of all of such Sponsor Affiliate's partner interests in NE LP and (b) a perfected, first priority pledge by each owner of the Company to the Collateral Agent, for the benefit of the Collateral Agent, the Trustee and the Holders of the Bonds, of all of the outstanding Capital Stock of the Company pursuant to the Sponsor Pledge Agreement referred to in the Indenture (together with the Company and Partner Pledge Agreement, the "Pledge Agreement"). The Pledge Agreements will secure the payment and performance when due of all of the Obligations of the Company under the Indenture and the Bonds, and of NE LP's obligations under the Note and the Bond Guaranty, as provided in the Indenture and the Pledge Agreements.


                                      A2-4

         5. OPTIONAL REDEMPTION.

         The Company shall not have the option to redeem the Bonds prior to June 30, 2008. Thereafter, the Company at the direction of NE LP shall have the option to redeem the Bonds, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Registration Default Damages thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on June 30 of the years indicated below:

            Year                                                 Percentage
            ----                                                 ----------
            2008................................................ 101.844%
            2009................................................ 101.229%
            2010................................................ 100.615%
            2011 and thereafter................................. 100.000%

         6. MANDATORY REDEMPTION; EXTRAORDINARY MANDATORY REDEMPTION

         Except as set forth in this paragraph and in paragraph 7 below and except for the payment of the principal of the Bonds in semiannual installments to the Holders thereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Bonds. The Company shall be required to redeem the Bonds, pro rata, at a redemption price equal to the outstanding principal amount thereof plus accrued and unpaid interest and any Registration Default Damages to the date fixed for redemption if (1) (a) an event occurs which triggers the mandatory redemption or repurchase of any or all of the Project Securities pursuant to the terms of the Project Indenture and (b) any funds so required to be applied to such redemption or repurchase remain after giving effect to such redemption or repurchase of Project Securities, and such excess funds equal at least $2 million and are distributed to NE LP or NE LLC or (2) a buyout or similar payment is made to a Partnership under any Power Purchase Agreement and any such funds are distributed to NE LP or NE LLC in accordance with the terms of the Project Indenture and terms of the Indenture, provided that, in each such case, only such funds so distributed must be applied to the extraordinary mandatory redemption.

         7. REPURCHASE AT OPTION OF HOLDER.

         Upon the occurrence of a Change of Control (which shall not occur if Moody's and S&P confirm that the then existing ratings of the Bonds will not be lowered as a result of any of the events that, in the absence of such confirmed rating, would constitute a Change of Control), the Company shall offer to each Holder to repurchase all or any part (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of such Holder's Bonds pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Registration Default Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Bonds on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Bonds as a result of a Change of Control.


                                      A2-5

         8. NOTICE OF REDEMPTION. Subject to the book entry system described in the Indenture, if less than all of the Bonds are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Bonds to be redeemed or purchased among the Holders of the Bonds in compliance with the requirements of the principal national securities exchange, if any, on which the Bonds are listed or, if the Bonds are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that, except in the case of an extraordinary mandatory redemption, no Bonds will be redeemed or purchased in part if the unredeemed portion will be in an unauthorized denomination. In the event of partial redemption by lot, the particular Bonds to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Bonds not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed. Bonds and portions of Bonds selected shall be in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except that if all of the Bonds of a Holder are to be redeemed, the entire outstanding amount of Bonds held by such Holder, even if not a multiple of $100,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Bonds called for redemption also apply to portions of Bonds called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Bonds are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Bond or portion of a Bond selected for redemption, except for the unredeemed portion of any Bond being redeemed in part. Also, the Company need not exchange or register the transfer of any Bonds for a period of 15 days before a selection of Bonds to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         This Regulation S Temporary Global Bond is exchangeable in whole or in part for one or more Global Bonds only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Bond for one or more Global Bonds, the Trustee shall cancel this Regulation S Temporary Global Bond.


                                      A2-6

         10. PERSONS DEEMED OWNERS. The registered Holder of a Bond may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Bond Guaranty, the other Financing Agreements or the Bonds may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Bonds voting as a single class, and any existing default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on or Registration Default Damages with respect to the Bonds, except a payment default resulting from acceleration that has been rescinded) or compliance with any provision of the Indenture, the Bond Guaranty, the other Financing Agreements or the Bonds may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Bonds voting as a single class. Without the consent of any Holder of a Bond, the Indenture, the Bond Guaranty, the other Financing Agreements or the Bonds may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Bonds in addition to or in place of certificated Bonds or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder; to provide for the assumption of the Company's obligations to Holders of the Bonds in case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the Holders of the Bonds or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. Events of Default shall occur, if among other things: (i) the Company or NE LP as applicable, defaults in the payment when due of principal of or premium, if any, on the Bonds or the Note when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise and such default continues for a period of 15 days; (ii) the Company or NE LP as applicable, defaults in the payment when due of interest on or Registration Default Damages, if any, with respect to the Bonds or the Note and such default continues for a period of 15 days; (iii) the Company, NE LP or NE LLC fails to comply with any of the provisions of Section 4.07, 4.09, 4.15 or 5.01 hereof; (iv) the Company, NE LP or NE LLC fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Bonds or any of the Collateral Documents to which it is a party for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Bonds then outstanding voting as a single class; (v) the Company, NE LP or NE LLC defaults in the payment when due (after giving effect to any applicable grace periods) of any principal of or premium, if any, or interest on any Indebtedness (other than the Bonds or the Note) the principal amount of which exceeds $3 million in the aggregate; (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company, NE LP or NE LLC and such judgment or judgments remain unpaid or, undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $3 million; (vii) Any of the material provisions


                                      A2-7
of the Collateral Documents shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any lien granted thereby or the priority thereof ceases or fails for any reason to be in full force and effect (and such unenforceable provisions or cessation or failure of a lien is not cured within 10 days after the Company, NE LP or NE LLC has obtained knowledge thereof); (viii) certain events of bankruptcy or insolvency with respect to the Company, NE LP or NE LLC occurs;
(ix) any limited partnership or limited liability company agreement of NE LP or NE LLC as amended from time to time ceases to be valid and binding and in full force and effect in all material respects; (x) any default by a counterparty under any of the Material Project Agreements occurs (as defined in the Project Indenture as in effect on the date of the Indenture) that would likely have a material adverse effect on the Company, NE LP or NE LLC or the Holders of the Bonds and such default is not cured within 180 days (or 360 days if the applicable partnership has promptly commenced and is diligently using its best efforts to cure such default); (xi) an "Event of Default" occurs defined in the Project Indenture as in effect on the date of the Indenture) other than as a result of the breach of an immaterial covenant; and (xii) Project Securities are accelerated.. If any Event of Default (other than bankruptcy or insolvency events at default) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Bonds may declare by written notice all the Bonds to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Bonds will become due and payable without further action or notice. Holders may not enforce the Indenture or the Bonds except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Bonds may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Bonds notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Bonds then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Bonds waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Bonds. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, partner, member or stockholder of the Company, NE LP or NE LLC as such shall have any liability for any Obligations of the Company under the Bonds or the indenture or NE LP under the Note or the Bond Guaranty for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Bond waives and releases all such liability The waiver and release are part of the consideration for issuance of the Bonds.


                                      A2-8

         15. AUTHENTICATION. This Bond shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL BONDS AND RESTRICTED DEFINITIVE BONDS. In addition to the rights provided to Holders of Bonds under the Indenture, Holders of Restricted Global Bonds and Restricted Definitive Bonds shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of the date of the Indenture between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Bonds and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Bonds or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  ESI Tractebel Acquisition Corp.
                  11760 US Highway One
                  North Palm Beach, FL  33408
                  Attention:  Secretary




                                      A2-9

                                 ASSIGNMENT FORM

To assign this Bond, fill in the form below: (I) or (we) assign and transfer this Bond to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
         (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________

--------------------------------------------------------------------------------

to transfer this Bond on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date: _________________
                                    Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Bond)

Signature Guarantee.




                                     A2-10

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Bond purchased by the Company pursuant to Section 4.15 of the Indenture, check the appropriate box below:

                                          |_| Section 4.15

         If you want to elect to have only part of the Bond purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


--------------------------------------------------------------------------------

Date: ____________________             Your Signature: _________________________
                                       (Sign exactly as your name appears on the Bond)

                                       Tax Identification No.: _________________


Signature Guarantee.


                                      A2-11

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL BOND

         The following exchanges of a part of this Regulation S Temporary Global Bond for an interest in another Global Bond, or of other Restricted Global Bonds for an interest in this Regulation S Temporary Global Bond, have been made:


                                                                        Principal Amount
                                                                            of this
                    Amount of decrease in   Amount of increase in         Global Bond             Signature of
                       Principal Amount        Principal Amount            following         authorized officer of
                              of                      of                 such decrease          Trustee or Bond
   Date of Exchange    this Global Bond        this Global Bond          (or increase)             Custodian
   ----------------    ----------------        ----------------          ------------              ---------











                                     A2-12

                                    EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

ESI Tractebel Acquisition Corp.
11760 US Highway One
North Palm Beach, FL  33408

[Registrar address block]

        Re: ESI Tractebel Acquisition Corp. 7.99% Secured Bonds Due 2011

         Reference is hereby made to the Indenture, dated as of February 19, 1998 (the "Indenture"), among ESI Tractebel Acquisition Corp., as issuer (the "Company"), Northeast Energy, LP as guarantor, Northeast Energy, LLC and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ______________, (the "Transferor") owns and proposes to transfer the Bond[s] or interest in such Bond[s] specified in Annex A hereto, in the principal amount of $___________ in such Bond[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Bond or a Definitive Bond Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Bond is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Bond for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Bond and/or the Definitive Bond and in the Indenture and the Securities Act.

2. |_| Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Bond, the Regulation S Global Bond or a Definitive Bond pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act; (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Bond, the Temporary Regulation S Global Bond and/or the Definitive Bond and in the Indenture and the Securities Act.

3. |_| Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Bond pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Bonds and Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

         (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Bond or Restricted Definitive Bonds and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form of Exhibit D to the Indenture and an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Bonds and in the Indenture and the Securities Act.

4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Bond or of an Unrestricted Definitive Bond.

         (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds, on Restricted Definitive Bonds and in the Indenture.

         (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds, on Restricted Definitive Bonds and in the Indenture.

         (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds or Restricted Definitive Bonds and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                         ---------------------------------------
                                         [Insert Name of Transferor]



                                         By:
                                             -----------------------------------
                                                Name:
                                                Title:

Dated: ______________, ______

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)      |_|  a beneficial interest in the:

                  (i)      |_|  144A Global Bond (CUSIP ________), or

                  (ii)     |_|  Regulation S Global Bond (CUSIP ________); or

         (b)      |_|  a Restricted Definitive Bond.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)      |_|  a beneficial interest in the:

                  (i)      |_|  144A Global Bond (CUSIP ________), or
                  (ii)     |_|  Regulation S Global Bond (CUSIP __________), or
                  (iii)    |_|  Unrestricted Global Bond (CUSIP __________); or
         (b)      |_|  a Restricted Definitive Bond; or

         (c)      |_|  an Unrestricted Definitive Bond,

in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

ESI Tractebel Acquisition Corp.
11760 US Highway One
North Palm Beach, FL  33408

[Registrar address block]

        Re: ESI Tractebel Acquisition Corp. 7.99% Secured Bonds Due 2011

                              (CUSIP______________)

         Reference is hereby made to the Indenture, dated as of February 19, 1998 (the "Indenture"), among ESI Tractebel Acquisition Corp., as issuer (the "Company"), Northeast Energy, LP as guarantor, Northeast Energy, LLC and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________, (the "Owner") owns and proposes to exchange the Bond[s] or interest in such Bond[s] specified herein, in the principal amount of $____________ in such Bond[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Bonds or Beneficial Interests in a Restricted Global Bond for Unrestricted Definitive Bonds or Beneficial Interests in an Unrestricted Global Bond

         (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Bond to beneficial interest in an Unrestricted Global Bond. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for a beneficial interest in an Unrestricted Global Bond in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Bonds and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Bond to Unrestricted Definitive Bond. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for an Unrestricted Definitive Bond, the Owner hereby certifies (i) the Definitive Bond is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) |_| Check if Exchange is from Restricted Definitive Bond to beneficial interest in an Unrestricted Global Bond. In connection with the Owner's Exchange of a Restricted Definitive Bond for a beneficial interest in an Unrestricted Global Bond, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) |_| Check if Exchange is from Restricted Definitive Bond to Unrestricted Definitive Bond. In connection with the Owner's Exchange of a Restricted Definitive Bond for an Unrestricted Definitive Bond, the Owner hereby certifies (i) the Unrestricted Definitive Bond is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Bonds or Beneficial Interests in Restricted Global Bonds for Restricted Definitive Bonds or Beneficial Interests in Restricted Global Bonds

         (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Bond to Restricted Definitive Bond. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for a Restricted Definitive Bond with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Bond is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Bond issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Bond and in the Indenture and the Securities Act.

         (b) |_| Check if Exchange is from Restricted Definitive Bond to beneficial interest in a Restricted Global Bond. In connection with the Exchange of the Owner's Restricted Definitive Bond for a beneficial interest in the [CHECK ONE] 144A Global Bond, Regulation S Global Bond with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Bonds and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Bond and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                             -----------------------------------
                                             [Insert Name of Owner]


                                             By: _______________________________
                                                  Name:
                                                  Title:

Dated: ________________, ____

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

ESI Tractebel Acquisition Corp.
11760 US Highway One
North Palm Beach, FL  33408
[Registrar address block]

        Re: ESI Tractebel Acquisition Corp. 7.99% Secured Bonds Due 2011

         Reference is hereby made to the Indenture, dated as of February 19, 1998 (the "Indenture"), among ESI Tractebel Acquisition Corp., as issuer (the "Company"), Northeast Energy, LP as guarantor, Northeast Energy, LLC and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a)   |_|      a beneficial interest in a Global Bond, or

         (b)   |_|      a Definitive Bond,

         we confirm that:

         1. We understand that any subsequent transfer of the Bonds or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Bonds or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Bonds have not been registered under the Securities Act, and that the Bonds and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Bonds or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Bond or beneficial interest in a Global Bond from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Bonds or beneficial interest therein, we shall furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Bonds purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Bonds or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Bonds, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Bonds or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                     _______________________________________
                                     [Insert Name of Accredited Investor]



                                     By: ___________________________________
                                         Name:
                                         Title:


Dated: __________________, ____

                                    EXHIBIT E
                          FORM OF NOTATION OF GUARANTEE


         For value received, Northeast Energy, LP, a Delaware limited partnership, as Guarantor (the "Guarantor") (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 19, 1998 (the "Indenture") among ESI Tractebel Acquisition Corp. (the "Company"), the Guarantor, Northeast Energy, LLC and State Street Bank and Trust Company as trustee (the "Trustee"),
(a) the due and punctual payment of the principal of, premium, if any, and interest on and Registration Default Damages, if any, with respect to the Bonds (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium and Registration Default Damages, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Bonds or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Bonds and to the Trustee pursuant to the Bond Guaranty and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Bond Guaranty. Each Holder of a Bond, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.


                                  NORTHEAST ENERGY, LLC

                                  By:   NORTHEAST ENERGY, LLC

                                        By:   ESI NORTHEAST ENERGY GP
                                              INC.,
                                              as a general partner

                                        By:___________________________
                                              Name:
                                              Title:


                                        By:   TRACTEBEL NORTHEAST
                                              GENERATION GP INC.,
                                              as a general partner

                                        By:___________________________
                                              Name:
                                              Title:

                                    EXHIBIT F
                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Entity" and together with the Bond Guarantor, the "Guarantors"), ESI Tractebel Acquisition Corp. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the Bond Guarantor and NE LLC (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 19, 1998 providing for the issuance of an aggregate principal amount of up to $220,000,000 of 7.99% Bonds due 2011 (the "Bonds");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Company's Obligations under the Bonds and the Indenture on the terms and conditions set forth herein (the "Bond Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Bonds as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. The Guaranteeing Entity hereby agrees as follows:

            (a) Along with the Bond Guarantor named in the Indenture, to jointly and severally Guarantee to each Holder of a Bond authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Bonds or the obligations of the Company hereunder or thereunder, that:

                 (i) the principal of and interest on the Bonds will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Bonds, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                 (ii) in case of any extension of time of payment or renewal of any Bonds or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

            (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Bonds or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Bonds with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

            (d) This Bond Guaranty shall not be discharged except by complete performance of the obligations contained in the Bonds and the Indenture.

            (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Bond Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (f) The Guaranteeing Entity shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

            (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
                Article 6 of the Indenture for the purposes of this Bond Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
                Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Bond Guaranty.

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.


                  (i) Pursuant to Section 12.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 12 of the Indenture shall result in the obligations of such Guarantor under its Bond Guaranty not constituting a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Entity agrees that the Bond Guaranty shall remain in full force and effect notwithstanding any failure to endorse on each Bond a notation of such Bond Guaranty.

         4. Guaranteeing Entity May Consolidate, Etc. on Certain Terms.

             (a) The Guaranteeing Entity may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                 (i) subject to Section 12.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Bonds, the Indenture and the Bond Guaranty on the terms set forth herein or therein; and

                 (ii) immediately after giving effect to such transaction, no
                      Default or Event of Default exists.

             (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Bond Guaranty endorsed upon the Bonds and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Bond Guarantees to be endorsed upon all of the Bonds issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Bond Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Bond Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Bond Guarantees had been issued at the date of the execution hereof.

             (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Bonds shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Entity, as such, shall have any liability for any obligations of the Company or any Guaranteeing Entity under the Bonds, any Bond Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Bonds by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         7. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____

                                     [Guaranteeing Entity]


                                         By: _________________________________
                                         Name:
                                         Title:


                                     [COMPANY]


                                         By: _________________________________
                                         Name:
                                         Title:


                                     [EXISTING GUARANTORS]


                                         By: _________________________________
                                             Name:
                                             Title


                                     [TRUSTEE]
                                         as Trustee


                                         By:  ________________________________
                                              Name:
                                              Title:

Schedule I

                             SCHEDULE OF GUARANTORS

         The following schedule lists each Guarantor under the Indenture as of the Issue Date:

1.       Northeast Energy, LP

                                    EXHIBIT G
                            FORM OF PLEDGE AGREEMENTS

                                    EXHIBIT H
                             FORM OF PROMISSORY NOTE
                              EVIDENCING BOND LOAN

                                                               February 19, 1998
                                                              New York, New York

                                      NOTE

         FOR VALUE RECEIVED, Northeast Energy, LP, a Delaware limited partnership (the "NE LP"), promises to pay to ESI Tractebel Acquisition Corp., a Delaware corporation (the "Company"), or its order, the amount of $220,000,000, together with interest on the unpaid principal amount at a rate per annum equal to 7.99% from the date of advance to the date of payment (computed on the basis of 360-day year of twelve 30-day months). All principal and accrued interest under this Note shall be due and payable in accordance with the amortization schedule attached hereto.

         If the principal of, premium (if any) and accrued interest on and Registration Default Damages, if any, with respect to the Bonds is declared or shall become immediately due and payable pursuant to the Indenture, the principal of and accrued interest on and Registration Default Damages, if any, respectively, of this Note shall immediately become due and payable without any declaration or other action of the holder hereof. If acceleration of the Bonds is rescinded in accordance with the Indenture, the acceleration of this Note also shall be rescinded without any act of the holder hereof.

         This Note is the promissory note referred to as the promissory note evidencing the "Bond Loan" in the indenture (the "Indenture"), dated as of February 19, 1998, among the Company, NE LP, Northeast Energy, LLC and State Street Bank and Trust Company, as trustee and collateral agent (the "Collateral Agent") providing for the issuance of the Company's 7.99% Secured Bonds Due 2011 (the "Bonds").

         The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. NE LP, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof. NE LP hereby acknowledges that this Note may be pledged by the Company to the Collateral Agent named below.

         Except for the security interest in favor of the Collateral Agent created by the Indenture and the Company and Partner Pledge Agreement (as defined in the Indenture), so long as any Bonds are outstanding, this Note may not be pledged, sold, transferred, assigned, participated, conveyed or otherwise disposed of, and any attempted pledge, sale, transfer, assignment, participation, conveyance or other disposition shall be null and void, nor may any Lien (as defined in the Indenture), except the Lien created by the Company and Partner Pledge Agreement, be created in respect hereof; provided, however, that nothing herein shall prevent any consolidation, merger, conveyance, lease or transfer pursuant to Article 5 of the Indenture.

         The agreements contained in this Note are intended to be and are for the benefit of the Company, the Trustee, the Collateral Agent, and the Holders (as such terms are defined in the Indenture) of the Bonds. For so long as the Indenture remains in effect, none of the terms hereof may be amended, modified, waived, extended or renewed without the consent of the Trustee.

         The principal hereof may not be prepaid in whole or in part; provided, however, that the outstanding principal amount of this Note automatically shall be reduced, and automatically shall be deemed repaid, concurrently with, and in an amount equal to the amount of, each and every payment or prepayment of principal made or deemed made by the Company on or with respect to the Bonds (even though NE LP shall not have actually made any payment or prepayment on or with respect to this Note).

         Any and all payments of principal and interest hereunder shall be made by NE LP to the Company in U.S. dollars.

         This Note may be executed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                        Very truly yours,

                                        NORTHEAST ENERGY, LP,

                                        By:   TRACTEBEL NORTHEAST
                                              GENERATION GP, INC.,
                                              as a general partner

                                              By:______________________________
                                                    Name:
                                                    Title:

                                        By:   ESI NORTHEAST ENERGY GP, INC.,
                                              as a general partner

                                              By:______________________________
                                                    Name:
                                                    Title:

---------------------------------
Pay to the Order of:
State Street, as Collateral Agent


ESI TRACTEBEL ACQUISITION CORP.


By:  ____________________________
     Title: Vice President

                                    EXHIBIT I
                       FORM OF FPL GROUP CAPITAL GUARANTEE



















                                       I-1